Exhibit 10.1

FIRST AMENDMENT

FIRST AMENDMENT, dated as of May 13, 2011 (this “Amendment”), to the Credit Agreement, dated as of June 1, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc. (the “US Borrower”), 6131646 Canada Inc. (the “Canadian Borrower”, and together with the US Borrower, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

WHEREAS, the Borrowers have requested (i) that the Lenders effect certain modifications to the Credit Agreement as described herein and (ii) that the outstanding Term Loans be replaced with a new term facility (the “Amended Term Loan Facility”) by obtaining New Term Loan Commitments (as defined in Section 3 of this Amendment) and having existing Term Loans be continued as provided herein;

WHEREAS, the loans under the Amended Term Loan Facility (the “New Term Loans”) will replace and refinance the currently outstanding Term Loans and are collectively intended to be Replacement Term Loans, as contemplated in the third paragraph of Section 10.1 of the Credit Agreement;

WHEREAS, except as otherwise provided herein, the New Term Loans will have the same terms as the Term Loans currently outstanding under the Credit Agreement;

WHEREAS, each existing Term Lender that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and in connection therewith agrees to continue all (or, at the Lead Arranger’s (as hereinafter defined) election, part) of its outstanding Term Loans as New Term Loans (such continued Term Loans, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all (or, at the Lead Arranger’s election, part) of its existing Term Loans (such existing Term Loans, the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) outstanding on the First Amendment Effective Date (as defined below) as New Term Loans in a principal amount equal to the aggregate principal amount of such Existing Term Loans so continued;

WHEREAS, Existing Term Lenders that do not become Continuing Term Lenders as contemplated by the preceding recital shall not (unless the Lead Arranger otherwise consents) otherwise be permitted to become an Additional Term Lender (as defined below);

WHEREAS, subject to the preceding recitals, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees in connection therewith to make New Term Loans (collectively, the “Additional Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) commit to make New Term Loans to the US Borrower on the First Amendment Effective Date (the “Additional Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Term Lender;

WHEREAS, the proceeds of the Additional Term Loans will be used by the US Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as New Term Loans by Continuing Term Lenders;

WHEREAS, each Revolving Lender that executes and delivers a Lender Addendum solely in its capacity as a Revolving Lender will thereby agree to the terms of this Amendment but will not thereby agree to have made any commitment to make New Term Loans;

WHEREAS, the Continuing Term Lenders and the Additional Term Lenders (collectively, the “New Term Lenders”) are severally willing to continue their Existing Term Loans as New Term Loans and/or to make New Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment; and

WHEREAS, the Required Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendment and Restatement. Effective as of the First Amendment Effective Date, the Credit Agreement shall be amended to read in its entirety as set forth in Exhibit A hereto.

SECTION 3. New Term Loans.

(a) Subject to the terms and conditions set forth herein (i) each Continuing Term Lender agrees to continue all (or, at the Lead Arranger’s election, part) of its Existing Term Loans as a New Term Loan on the date requested by the US Borrower to be the First Amendment Effective Date (which date shall not be later than May 13, 2011) in a principal amount up to the amount of such Continuing Term Lender’s New Term Loan Commitment (as defined below) and (ii) each Additional Term Lender agrees to make a New Term Loan on such date to the US Borrower in a principal amount equal to such Additional Term Lender’s New Term Loan Commitment. For purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and a New Term Lender as of the First Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the First Amendment Effective Date, a Lender Addendum in its capacity as a New Term Lender. The US Borrower shall give notice to the Administrative Agent of the proposed First Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Term Lender and each Additional Term Lender thereof. For the avoidance of doubt, the Existing Term Loans of a Continuing Term Lender must be continued in whole and may not be continued in part unless approved by J.P. Morgan Securities LLC (the “Lead Arranger”).

(b) Each Additional Term Lender will make its New Term Loan on the First Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.2 of the Credit Agreement, an amount equal to its New Term Loan Commitment. Each Existing Term Loan continued by a Continuing Term Lender as a New Term Loan as contemplated herein is referred to herein as a “Continued Term Loan”. The “New Term Loan Commitment” (i) of any Continuing Term Lender will be the amount of its Existing Term Loans as set forth

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in the Register as of the First Amendment Effective Date or, if less, as allocated to it by the Administrative Agent and notified to it on or prior to the First Amendment Effective Date, which shall be continued as an equal amount of New Term Loans, and (ii) of any Additional Term Lender will be such amount (not exceeding any commitment offered by such Additional Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the First Amendment Effective Date. The commitments of the Additional Term Lenders and the continuation undertakings of the Continuing Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Term Loan. The New Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the US Borrower and notified to the Administrative Agent as contemplated by Sections 2.2 and 2.12. Upon continuation, the Continued Term Loans shall be ABR Loans or Eurodollar Loans with Interest Periods as determined by the US Borrower, and the Lenders having Existing Term Loans that are prepaid or continued in connection with the making of the New Term Loans shall be entitled to the benefits of Section 2.20 of the Credit Agreement with respect thereto.

(c) The obligation of each New Term Lender to make or acquire by continuation New Term Loans on the First Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 4 of this Amendment.

(d) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “Term Loans” shall be deemed a reference to the New Term Loans contemplated hereby, except as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Loan Lender in respect of such Lender’s Existing Term Loans.

(e) The continuation of Continued Term Loans may be implemented pursuant to other procedures specified by the Lead Arranger, including by repayment of Continued Term Loans of a Continuing Term Lender followed by a subsequent assignment to it of New Term Loans in the same amount.

(f) For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of the Lead Arranger, any Lender with Existing Term Loans which are replaced as contemplated hereby shall, automatically upon receipt of the amount necessary to purchase such Lender’s Existing Term Loans so replaced, at par, and pay all accrued interest thereon, be deemed to have assigned such Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith. The Lenders hereby agree to waive the notice requirements of Section 2.10 of the Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

SECTION 4. Effectiveness. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which the following conditions have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received (i) duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of Holdings and the Borrowers and (ii) Lender Addenda, executed and delivered by the Required Lenders, the Continuing Term Lenders and the Additional Term Lenders.

(b) The Administrative Agent shall have received all fees required to be paid on or before the First Amendment Effective Date.

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(c) To the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(d) No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

(e) All representations and warranties set forth in Section 4 of the Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(f) The Borrowers and the other Loan Parties shall have executed an instrument of acknowledgement and confirmation reasonably satisfactory to the Administrative Agent with respect to the guarantees, security interests and liens created under the Security Documents.

Notwithstanding any other provisions of this Amendment to the contrary, the Administrative Agent may appoint a fronting lender to act as the sole Additional Term Lender for purposes of facilitating funding on the First Amendment Effective Date. Accordingly, any Lender Addendum submitted by or on behalf of an Additional Term Lender other than such fronting lender will be deemed ineffective unless accepted by the Lead Arranger in its sole discretion.

SECTION 5. Representations and Warranties. Each of Holdings, the US Borrower and the Canadian Borrower represents and warrants to each of the Lenders and the Administrative Agent that as of the First Amendment Effective Date:

5.1. This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.2. Each of the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

SECTION 6. Effect of Amendment.

6.1. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment,

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modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

6.2. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. General.

7.1. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.2. Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

7.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.4. Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

DAVE & BUSTER’S HOLDINGS, INC.

By:	/s/ Stephen M. King
Stephen M. King
Chief Executive Officer

DAVE & BUSTER’S, INC.

By:	/s/ Stephen M. King
Stephen M. King
Chief Executive Officer

6131646 CANADA INC.

By:	/s/ Stephen M. King
Stephen M. King
President

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Barry Bergman
Barry Bergman
Managing Director

Signature Page to Amendment and Restatement

LENDER ADDENDUM TO THE

FIRST AMENDMENT OF THE

CREDIT AGREEMENT

DATED AS OF JUNE 1, 2010

Consenting Lender Signature Page

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the Amendment (the “Amendment”) of the Credit Agreement dated as of June 1, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc. (the “US Borrower”), 6131646 Canada Inc. (the “Canadian Borrower”, and together with the US Borrower, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum, the undersigned institution agrees (A) to the terms of the Amendment and the Credit Agreement as amended thereby and (B) to the extent specified below, on the terms and subject to the conditions set forth in the Amendment and the Credit Agreement as amended thereby, to continue its Existing Term Loans as New Term Loans on the First Amendment Effective Date in the amount of its New Term Loan Commitment.

Name of Institution:

Executing as a [Continuing] Term Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

[ ] CHECK HERE IF LENDER ELECTS TO CONTINUE ITS EXISTING TERM LOANS AS NEW TERM LOANS PURSUANT TO A CASHLESS ROLL IN AN AMOUNT AS SET FORTH IN THE REGISTER AS OF THE FIRST AMENDMENT EFFECTIVE DATE (OR A LESSER AMOUNT AS DETERMINED BY THE ADMINISTRATIVE AGENT)

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LENDER ADDENDUM TO THE

FIRST AMENDMENT OF THE

CREDIT AGREEMENT

DATED AS OF JUNE 1, 2010

New Lender Signature Page

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the Amendment (the “Amendment”) of the Credit Agreement dated as of June 1, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc. (the “US Borrower”), 6131646 Canada Inc. (the “Canadian Borrower”, and together with the US Borrower, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as an Additional Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Credit Agreement as amended thereby and (B) on the terms and subject to the conditions set forth in the Amendment and the Credit Agreement as amended thereby, to make and fund New Term Loans on the First Amendment Effective Date in the amount of such Additional Term Lender’s New Term Loan Commitment.

Name of Institution:

Executing as an Additional Term Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

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LENDER ADDENDUM TO THE

FIRST AMENDMENT OF THE

CREDIT AGREEMENT

DATED AS OF JUNE 1, 2010

Revolving Lender Signature Page

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the Amendment (the “Amendment”) of the Credit Agreement dated as of June 1, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc. (the “US Borrower”), 6131646 Canada Inc. (the “Canadian Borrower”, and together with the US Borrower, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum, the undersigned Revolving Lender agrees to the terms of the Amendment and the Credit Agreement as amended thereby.

Name of Institution:

Executing as a Revolving Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

Signature Page to Amendment and Restatement

EXHIBIT A

[Credit Agreement]

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EXHIBIT A

$200,000,000

CREDIT AGREEMENT

among

GAMES INTERMEDIATE MERGER CORP. (to be merged with and into

DAVE & BUSTER’S HOLDINGS, INC., with DAVE & BUSTER’S HOLDINGS, INC.

as the surviving entity),

GAMES MERGER CORP. (to be merged with and into DAVE & BUSTER’S, INC., with DAVE &

BUSTER’S, INC. as the surviving entity),

as Borrower,

6131646 CANADA INC.,

as Canadian Borrower,

The Several Lenders from Time to Time Parties Hereto,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Documentation Agent,

JPMORGAN CHASE BANK, N.A. AND JEFFERIES FINANCE LLC,

as Co-Syndication Agents,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of June 1, 2010

J.P. MORGAN SECURITIES LLC and JEFFERIES FINANCE LLC,

as Joint Lead Arrangers and Joint Bookrunners

	Letter of Credit Payments	53
	Applications	53
	Existing Letters of Credit	53

Section 4.	REPRESENTATIONS AND WARRANTIES	53

	Financial Condition	53
	No Change	54
	Existence; Compliance with Law	54
	Power; Authorization; Enforceable Obligations	54
	No Legal Bar	55
	Litigation	55
	No Default	55
	Ownership of Property; Liens	55
	Intellectual Property	55
	Taxes	55
	Federal Regulations	56
	Labor Matters	56
	ERISA	56
	Investment Company Act; Other Regulations	56
	Subsidiaries	56
	Use of Proceeds	56
	Environmental Matters	56
	Accuracy of Information, etc	57
	Security Documents	58
	Solvency	58
	Certain Documents	59
	Franchise Agreements	59
	Anti-Terrorism	59

Section 5.	CONDITIONS PRECEDENT	59

	Conditions to Initial Extension of Credit	59
	Conditions to Each Extension of Credit	63

Section 6.	AFFIRMATIVE COVENANTS	63

	Financial Statements	64
	Certificates; Other Information	64
	Payment of Obligations	65
	Maintenance of Existence; Compliance	66
	Maintenance of Property; Insurance	66
	Inspection of Property; Books and Records; Discussions	66
	Notices	66

	Environmental Laws	67
	Additional Collateral, etc.	67
	Landlord Consents	68
	Mortgages	68
	Maintenance of Ratings	69
	Post-Closing Covenants	69

Section 7.	NEGATIVE COVENANTS	69

	Financial Condition Covenants	69
	Indebtedness	71
	Liens	73
	Fundamental Changes	74
	Disposition of Property	75
	Restricted Payments	76
	Capital Expenditures	76
	Investments	76
	Optional Payments and Modifications of Certain Debt Instruments	77
	Transactions with Affiliates	79
	Sales and Leasebacks	79
	Swap Agreements	79
	Changes in Fiscal Periods	80
	Negative Pledge Clauses	80
	Clauses Restricting Subsidiary Distributions	80
	Lines of Business	80
	Amendments to Acquisition Documentation	80
	Franchises	80

Section 8.	EVENTS OF DEFAULT	81

	Events of Default	81
	Right to Cure	84

Section 9.	THE AGENTS	85

	Appointment	85
	Delegation of Duties	85
	Exculpatory Provisions	85
	Reliance by Administrative Agent	85
	Notice of Default	86
	Non-Reliance on Agents and Other Lenders	86
	Indemnification	86
	Agent in Its Individual Capacity	87
	Successor Administrative Agent	87

	Documentation Agent and Co-Syndication Agents	87

Section 10.	MISCELLANEOUS	87

	Amendments and Waivers	87
	Notices	89
	No Waiver; Cumulative Remedies	90
	Survival of Representations and Warranties	90
	Payment of Expenses and Taxes	91
	Successors and Assigns; Participations and Assignments	91
	Adjustments; Set-off	95
	Counterparts	95
	Severability	95
	Integration	95
	GOVERNING LAW	95
	Submission To Jurisdiction; Waivers	96
	Acknowledgements	96
	Releases of Guarantees and Liens	96
	Confidentiality	97
	WAIVERS OF JURY TRIAL	97
	Delivery of Addenda	97

SCHEDULES:

1.1A	Commitments
1.1B-1	Owned Real Property
1.1B-2	Unrestricted Leasehold Properties
1.1B-3	Leasehold Consents
1.1C	Canadian Revolving Lender/Canadian Commitments
1.1D	Existing Letters of Credit
4.4	Consents, Authorizations, Filings and Notices
4.6	Litigation
4.9	Intellectual Property
4.15	Subsidiaries
4.17	Environmental Matters
4.19(a)	UCC Filing Jurisdictions
4.19(b)	Mortgage Filing Jurisdictions
5.1	Pro Forma Leverage Ratio
6.13	Post-Closing Matters
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens
7.8(j)	Existing Investments
7.10	Transactions with Affiliates

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Mortgage
E	Form of Assignment and Assumption
F	Form of Legal Opinion of Weil, Gotshal & Manges LLP
G	Form of U.S. Tax Compliance Certificate
H	Form of Addendum
I	Form of Incremental Facility Activation Notice

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CREDIT AGREEMENT (this “Agreement”), dated as of June 1, 2010, among GAMES INTERMEDIATE MERGER CORP., a Delaware corporation (to be merged with and into Dave & Buster’s Holdings, Inc., with Dave & Buster’s Holdings, Inc. as the surviving entity) (“Holdings”), GAMES MERGER CORP., a Missouri corporation (to be merged with and into Dave & Buster’s, Inc., with Dave & Buster’s, Inc. as the surviving entity) (the “Borrower”), 6131646 CANADA INC., a Canadian corporation (the “Canadian Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (in such capacity, the “Documentation Agent”), JPMORGAN CHASE BANK, N.A and JEFFERIES FINANCE LLC, as co-syndication agents (in such capacity, the “Co-Syndication Agents”), and JPMORGAN CHASE BANK, N.A., as administrative agent.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0%; provided, that for purposes of determining the interest rate applicable to Term Loans, the ABR shall not be less than 2.50%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acquisition”: as defined in Section 5.1.

“Acquisition Documentation”: collectively, the Purchase Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Addendum”: an instrument, substantially in the form of Exhibit H, by which a Lender becomes a party to this Agreement as of the Closing Date.

“Additional Revolving Loans”: as defined in Section 2.4A.

“Adjusted Debt”: at any date, the sum of (a) Consolidated Total Debt at such date plus (b) an amount equal to (i) eight times (ii)(A) the Consolidated Lease Expense for the four most recent fiscal quarters ending not less than 45 days prior to the Closing Date less (B) any such Consolidated Lease Expense for the period set out in (A) above with respect to any location made prior to the opening of the Unit at such location.

“Adjusted EBITDAR”: for any period, the sum of (a) Consolidated EBITDA for such period, subject to adjustments permitted by Regulation S-X and such other adjustments as the Administrative Agent reasonably determines reflect the pro forma financial condition of the Borrower and may be used in the offering memorandum or prospectus for the Senior Notes, plus (b)(i) the Consolidated

Lease Expense for the four most recent fiscal quarters ending not less than 45 days prior to the Closing Date less (ii) any such Consolidated Lease Expense for the period set out in (i) above with respect to any location made prior to the opening of the Unit at such location.

“Adjustment Date”: as defined in the definition of Pricing Grid.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors (it being understood that, with respect to the Canadian Revolving Loans, the Administrative Agent shall be JPMorgan Chase Bank, N.A., Toronto Branch).

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Co-Syndication Agents, the Documentation Agent and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans, (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding and (iii) the amount of such Lender’s Canadian Revolving Commitment then in effect or, if the Canadian Revolving Commitments have been terminated, the amount of such Lender’s Canadian Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Revolving Loans, Additional Revolving Loans and Swingline Loans	3.00%	4.00%
Term Loans	3.00%	4.00%
	Canadian Prime Rate Loans	Canadian Cost of Funds Loans
Canadian Revolving Loans	3.00%	4.00%

; provided, that on and after the first Adjustment Date occurring after the completion of the first full fiscal quarter of the Borrower after the Closing Date, the Applicable Margin with respect to the Loans (other than Term Loans) will be determined pursuant to the Pricing Grid.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund”: as defined in Section 10.6(b).

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (g), (h) or (i) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.

“Available Canadian Revolving Commitment”: as to any Canadian Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Canadian Revolving Commitment then in effect over (b) such Lender’s Canadian Revolving Extensions of Credit then outstanding.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower or the Canadian Borrower as a date on which such Borrower or Canadian Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Calculation Date”: (a) the last calendar day of each month (or, if such day is not a Canadian Business Day, the next succeeding Canadian Business Day) and (b) at any time when a Default or Event of Default shall have occurred and be continuing, any other Canadian Business Day which the Administrative Agent may determine in its sole discretion to be a Calculation Date.

“Canadian Borrower”: as defined in the preamble hereto.

“Canadian Business Day”: a Business Day and a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required by law to close.

“Canadian Cost of Funds Loan”: a Canadian Revolving Loan funded in Canadian Dollars, bearing interest calculated by reference to the Canadian Cost of Funds Rate.

“Canadian Cost of Funds Rate”: the fixed rate of interest determined by JPMorgan Chase Bank, N.A., Toronto Branch at or about 10:00 a.m., New York City time, on the first day of an Interest Period in respect of a Canadian Cost of Funds Loan as being sufficient to compensate JPMorgan Chase Bank, N.A., Toronto Branch for its cost of funds for funding a Canadian Cost of Funds Loan in an aggregate amount equal to the Canadian Cost of Funds Loan and having a maturity comparable to the Interest Period relating to said Canadian Costs of Funds Loan.

“Canadian Dollars” or “C$”: dollars designated as lawful currency of Canada.

“Canadian Prime Rate”: the higher of (a) the annual rate of interest announced from time to time by JPMorgan Chase Bank, N.A., Toronto Branch at its head office as its “prime rate” for C$ denominated commercial loans to borrowers in Canada (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by JPMorgan Chase Bank, N.A., Toronto Branch) and (b) the sum of (i) the CDOR Rate and (ii) 1% per annum.

“Canadian Prime Rate Loan”: a Canadian Revolving Loan funded in Canadian Dollars that accrues interest calculated by reference to the Canadian Prime Rate.

“Canadian Revolving Commitment”: as to any Canadian Revolving Lender, the obligation of such Lender, if any, to make Canadian Revolving Loans and Additional Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Canadian Revolving Commitment” opposite such Lender’s name on Schedule 1.1C or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Canadian Revolving Commitments is $1,000,000.

“Canadian Revolving Extensions of Credit”: as to any Canadian Revolving Lender at any time, an amount equal to the aggregate principal amount (USD Equivalent) of all Canadian Revolving Loans and Additional Revolving Loans held by such Lender then outstanding.

“Canadian Revolving Lender”: the Lender set forth on Schedule 1.1C and any other Eligible Canadian Assignee who becomes an assignee of any rights and obligations of a Canadian Revolving Lender pursuant to Section 10.6, acting in their role as makers of Canadian Revolving Loans and Additional Revolving Loans, none of which lenders shall be a non-resident of Canada for purposes of the Income Tax Act (Canada), except as otherwise provided under the definition of Eligible Canadian Assignee.

“Canadian Revolving Loans”: as defined in Section 2.4A.

“Canadian Revolving Percentage”: as to any Canadian Revolving Lender at any time, the percentage which such Lender’s Canadian Revolving Commitment then constitutes of the Total Canadian Revolving Commitments or, at any time after the Canadian Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Canadian Revolving Loans and Additional Revolving Loans then outstanding constitutes of the aggregate principal amount of the Canadian Revolving Loans and Additional Revolving Loans then outstanding; provided that, in the case of Section 2.23 when a Defaulting Lender shall exist, any such Defaulting Lender’s Canadian Revolving Commitment shall be disregarded in such calculations.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided that capital expenditures shall not include any such expenditures that constitute (a) Permitted Acquisitions or (b) Reinvestment Deferred Amounts, and provided, further, that any Capital Expenditures shall be reduced by amounts received by the Borrower or any of its Subsidiaries from any landlord or similar party in such period in respect of contributions, as specified in the applicable lease with such landlord or similar party, if and to the extent that the expenditures in respect of which such contributions were made would otherwise be treated as Capital Expenditures hereunder.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Card Programs”: (i) purchasing card programs offered by any Lender or any affiliate of a Lender established to enable the Borrower or any Subsidiary to purchase goods and supplies from vendors and (ii) any travel and entertainment card program offered by any Lender or any Affiliate of any Lender established to enable the Borrower or any Subsidiary to make payments for expenses incurred related to travel and entertainment.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“CCOF Tranche”: the collective reference to Canadian Cost of Funds Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“CDOR Rate”: the annual rate of interest equal to the average 30 day rate applicable to Canadian bankers’ acceptances appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 1991 ISDA definitions, as modified and amended from time to time) as of 10:00 a.m., New York City time, on such day, or if such day is not a Canadian Business Day, then on the immediately preceding Canadian Business Day; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian bankers’ acceptances quoted by the Schedule I Reference Banks as of 10:00 a.m., New York City time, on such day, or if such day is not a Canadian Business Day, then on the immediately preceding Canadian Business Day.

“Change of Control”:

(a) at any time prior to the consummation of a Qualifying IPO (i) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); or (ii) the Permitted Investors shall cease to own of record and beneficially, directly or indirectly, a majority of the outstanding common stock of Holdings;

(b) at any time following the consummation of a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, excluding the Permitted Investors, shall acquire or otherwise obtain the power, or rights (whether by means or warrants, options or otherwise) to obtain the power, directly or indirectly, to vote or direct the voting of Capital Stock having more than 35% of the ordinary voting power for the election of directors of Holdings, unless the Permitted Investors have the power, directly or indirectly, to vote or direct the voting of Capital Stock having a greater percentage of the ordinary voting power for the election of directors of Holdings than such “person” or “group”;

(c) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors;

(d) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement or Liens permitted pursuant to Section 7.3(a)); or

(e) a Specified Change of Control shall occur.

“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is June 1, 2010.

“Code”: the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”: as to any Lender, the sum of the Term Commitment, the Revolving Commitment and the Canadian Revolving Commitment of such Lender.

“Commitment Fee Rate”: 0.75% per annum.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower or the Canadian Borrower within the meaning of Section 4001 of ERISA, or is part of a group that includes the Borrower or the Canadian Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated May 6, 2010 and furnished to certain Lenders.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans, Canadian Revolving Loans, Additional Revolving Loans or Swingline Loans to the extent otherwise included therein.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d)

amortization or impairment of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on the sales of assets outside of the ordinary course of business), (f) any extraordinary, unusual or non-recurring cash expenses or losses in an aggregate amount not to exceed $5,000,000 in any Fiscal Year of the Borrower (including, without duplication of amounts referred to in clause (e) above, and whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on the sales of assets outside of the ordinary course of business), (g) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Borrower or any of its Subsidiaries pursuant to a written plan or agreement, (h) cash and non-cash expenses incurred in connection with the Transactions in an aggregate amount not to exceed $26,000,000 (including a $9,000,000 premium relating to the redemption of the Existing Notes), (i) cash expenses related to officers and employees of the Borrower in connection with the Transactions relating to the cancellation of equity-related options, (j) Consolidated Start-up Costs for such period in an aggregate amount not to exceed $5,000,000 in any Fiscal Year of the Borrower, (k) other non-cash charges reducing Consolidated Net Income (including any net change in deferred amusement revenue and ticket liability reserves, but excluding any other non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation), (l) fees and expenses permitted by Section 7.10, and (m) payments relating to change of control contracts for key management employees of the Borrower in an aggregate amount not to exceed $5,000,000 during the term of this Agreement, minus, (a) without duplication and to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (e) or (k) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the avoidance of doubt, if the proceeds of business interruption insurance would, because included in the net income (or loss) of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP, be included in the definition of Consolidated Net Income, in no event will such amounts be subsequently excluded from Consolidated EBITDA by the operation of any of the foregoing adjustments pursuant to this definition. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $1,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000. Notwithstanding the foregoing, (x) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended January 31, 2010, shall be deemed to equal $83,145,000 and (y) Consolidated EBITDA for the quarterly period of the Borrower ended January 31, 2010, shall be deemed to equal $24,901,000.

“Consolidated EBITDAR”: for any period, Consolidated EBITDA for such period, plus Consolidated Lease Expense for such period.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDAR for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Maintenance Capital Expenditures (excluding (i) the principal amount of Indebtedness (other than any Loans) incurred in connection with such expenditures and (ii) any Reinvestment Deferred Amount) to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans).

“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries.

“Consolidated Lease Expense”: for any period, the aggregate amount of fixed and contingent rental expense of the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Senior Secured Debt”: as at the last day of any period, Consolidated Total Debt as of such date that is (a) secured by a Lien on any assets of the Borrower or its Subsidiaries and (b) not subordinated to the Obligations.

“Consolidated Senior Secured Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Senior Secured Debt for such period to (b) Consolidated EBITDA for such period.

“Consolidated Start-up Costs”: consolidated “start-up costs” (as such term is defined in SOP 98-5 published by the American Institute of Certified Public Accountants) of the Borrower and its Subsidiaries related to the acquisition, opening and organizing of new Units or conversion of existing Units, including, without limitation, rental payments with respect to any location made prior to the opening of the Unit at such location, the cost of feasibility studies, staff-training and recruiting and travel costs for employees engaged in such start-up activities, in each case net of landlord reimbursements for such costs.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness (other than Indebtedness arising under Card Programs incurred pursuant to Section 7.2(r)) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that obligations described in clause (f) of the definition of “Indebtedness” shall not constitute “Consolidated Total Debt” to the extent such obligations are not drawn and unreimbursed.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Co-Syndication Agents”: as defined in the preamble hereto.

“Continuing Directors”: (a) the directors of Holdings on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and (b) each other director if (i) such other director’s nomination for election to the board of directors of Holdings is recommended by at least 66 2/3% of the then Continuing Directors or (ii) such other director receives the indirect vote of the Permitted Investors in his or her election by the shareholders of Holdings.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Covenant Compliance Period”: any time at which any Revolving Loan or Swingline Loan shall be made or is outstanding or any Letter of Credit (other than Standby Letters of Credit in an aggregate face amount of up to $12,000,000) shall be issued or is outstanding that is not cash collateralized in an amount of at least 103% of the face amount thereof in a manner consistent with the last paragraph of Section 8.

“Cumulative Credit”: as of any period beginning on the Closing Date and ending at any time of determination thereafter, with respect to any proposed use of the Cumulative Credit, an amount equal to (a) the sum of (i) the amount of Excess Cash Flow minus the ECF Application Amount, in each case, for each Fiscal Year of the Borrower for which the financial statements required to be delivered under Section 6.1(a) have been delivered and any prepayment that may be required pursuant to Section 2.11(c) with respect to the ECF Application Amount for such Fiscal Year has been made plus (ii) the amount of Net Cash Proceeds of any issuance of Capital Stock issued by Holdings that have been contributed to the Borrower as common equity minus (b) the aggregate amount of (i) Capital Expenditures made utilizing the Cumulative Credit and (ii) Permitted Acquisitions and Investments made under Sections 7.8(l) and 7.8(p) respectively, in each case to the extent made during such period through utilization of the Cumulative Credit (excluding such proposed use of the Cumulative Credit (but including any other simultaneous proposed use of the Cumulative Credit)).

“Cure Amount”: as defined in Section 8.2.

“Cure Date”: as defined in Section 8.2.

“Cure Right”: as defined in Section 8.2.

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback (including, without limitation, any Permitted Sale-Leaseback), assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Documentation Agent”: as defined in the preamble hereto.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“ECF Application Amount”: as defined in Section 2.11(c).

“ECF Percentage”: 50%; provided, that, with respect to each Fiscal Year of the Borrower ending on or after January 29, 2012, the ECF Percentage shall be reduced to (a) 25% if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is not greater than 3.25 to 1.0 and (b) 0% if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is not greater than 2.5 to 1.0.

“Eligible Canadian Assignee”: any institutional lender which is (i) a lender named in Schedule I, Schedule II or Schedule III to the Bank Act (Canada) having total assets in excess of

C$500,000,000, (ii) any other lender approved by the Administrative Agent and the Canadian Borrower, which approval shall not be unreasonably withheld or (iii) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld, or any Approved Fund.

“Environmental Laws”: any and all applicable foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Materials of Environmental Concern or occupational safety and health matters (as such matters relate to Materials of Environmental Concern or exposure thereto), as now or may at any time hereafter be in effect.

“Equity Contribution”: as defined in Section 5.1(b).

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event”: (a) any Reportable Event; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any failure by any Single Employer Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Single Employer Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or the failure by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, with respect to the termination of any Single Employer Plan, including but not limited to the imposition of any Lien in favor of the PBGC; (f) a determination that any Single Employer Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the receipt by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan under Section 4041 of ERISA or to appoint a trustee to administer any Single Employer Plan under Section 4042 of ERISA; (h) the incurrence by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities of any liability with respect to the withdrawal or partial withdrawal from any Single Employer Plan subject to Section 4063 of ERISA during a plan year it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or Multiemployer Plan; or (i) the receipt by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities of any notice, or the receipt by any Multiemployer Plan from a the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is Insolvent, in Reorganization, or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA; and (j) with respect to any Foreign Plan, (A) the failure by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities to make, or if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (B) the failure by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; or (C) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; provided, that for purposes of determining the interest rate applicable to Term Loans, the Eurodollar Base Rate shall not be less than 1.50%.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any Fiscal Year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such Fiscal Year, (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such Fiscal Year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) income tax expenses for such Fiscal Year over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such Fiscal Year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount) to the extent permitted to be made under this Agreement, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such Fiscal Year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) to the extent permitted to be paid under this Agreement, (iv) increases in Consolidated Working Capital for such Fiscal Year, (v) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such Fiscal Year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vi) Restricted Payments paid in cash pursuant to Section 7.6(b)(ii) and (c), in each case to a Person other than the Borrower or its Subsidiaries and to the extent permitted under this Agreement, (viii) payments in respect of income taxes, and (ix) income tax benefits for such Fiscal Year.

“Excess Cash Flow Application Date”: as defined in Section 2.11(c).

“Exchange Rate”: with respect to Canadian Dollars on a particular date, the rate at which such currency may be exchanged into Dollars, as set forth on such date as determined by the Administrative Agent on the applicable Reuters currency page with respect to such currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be JPMorgan Chase Bank, N.A., Toronto Branch’s spot rate of exchange in the London interbank or other market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, at such date for the purchase of Dollars with Canadian Dollars, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Foreign Subsidiary”: the Canadian Borrower and any other Foreign Subsidiary in respect of which either (a) the pledge of any of the Capital Stock or any of the assets of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

“Excluded Taxes”: as defined in Section 2.19(a).

“Existing Credit Agreement”: as defined in Section 5.1(b)(iv).

“Existing Letter of Credit Issuer”: JPMorgan Chase Bank, N.A.

“Existing Letters of Credit”: the letters of credit set forth on Schedule 1.1D.

“Existing Notes”: the 11.25% Senior Notes due March 15, 2014 of the Borrower.

“Facility”: each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”), (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”) and (c) the Canadian Revolving Commitments and the extensions of credit made thereunder (the “Canadian Revolving Facility”).

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“Financial Condition Covenants”: the covenants set forth in Section 7.1.

“First Amendment”: the First Amendment to this Agreement, dated as of May [    ], 2011.

“First Amendment Effective Date”: as defined in the First Amendment.

“Fiscal Year”: the 12 monthly fiscal accounting periods described in Section 7.13.

“Foreign Plan”: each “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower or the Canadian Borrower, Indebtedness in respect of the Loans.

“Funding Office”: with respect to the Borrower, the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower or the Canadian Borrower, as the case may be, and the Lenders, and with respect to the Canadian Borrower, the office of the Canadian Revolving Lender set forth on Schedule 1.1C or, as relevant, the office of each Eligible Canadian Assignee set out in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower, the Canadian Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Canadian Borrower, the Administrative Agent and the Required

Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state, province or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Group Members”: the collective reference to Holdings, the Borrower, the Canadian Borrower and their respective Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counter-indemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors.

“Holdings”: as defined in the preamble hereto.

“Increased Amount Date”: as defined in Section 2.24(a).

“Incremental Amount”: at any time, the excess, if any, of (a) $50,000,000 over (b) the aggregate amount of all Incremental Term Loans.

“Incremental Assumption Agreement”: an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Facility Activation Notice”: a notice substantially in the form of Exhibit I.

“Incremental Term Lender”: each Lender which holds an Incremental Term Loan.

“Incremental Term Loans”: the term loans made by one or more Lenders to the Borrower pursuant to Section 2.24.

“Incurrence Ratio”: as at the last day of any period of four consecutive fiscal quarters, the maximum permitted Consolidated Leverage Ratio for such period as set forth in Section 7.1(a), with the numerator of such ratio decreased by 0.25.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business) which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8.1(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Insolvent”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all copyrights and any registrations and applications for registration thereof, copyright licenses, patents and patent applications, patent licenses, trademarks and any registrations and applications for registration thereof, trademark licenses, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan (other than any Swingline Loan) or any Canadian Prime Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Canadian Cost of Funds Loan having an Interest Period of 90 days or less, the last day of such Interest Period, (e) as to any Canadian Cost of Funds Loan having an Interest Period longer than 90 days, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (f) as to any Loan (other than any Revolving Loan or Additional Revolving Loan that is an ABR Loan, any Swingline Loan and any Canadian Prime Rate Loan), the date of any repayment or prepayment made in respect thereof and (g) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period”: (a) as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 a.m., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; and (b) as to any Canadian Cost of Funds Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Canadian Cost of Funds Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Canadian Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Canadian Cost of Funds Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Canadian Borrower by irrevocable notice to the Administrative Agent not later than 11:00 a.m., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period with respect to a Eurodollar Loan would otherwise end on a day that is not a Business Day, or if any Interest Period with respect to a Canadian Cost of Funds Loan would otherwise end on a day that is not a Canadian Business Day, such Interest Period shall be extended to the next succeeding Business Day or Canadian Business Day, as applicable, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day or Canadian Business Day, as applicable;

(ii) neither the Borrower nor the Canadian Borrower may select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans, as the case may be;

(iii) any Interest Period that begins on the last Business Day or Canadian Business Day, as applicable, of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day or Canadian Business Day, as applicable, of a calendar month; and

(iv) the Borrower and the Canadian Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan or any Canadian Cost of Funds Loan, as the case may be, during an Interest Period for such Loan.

“Investments”: as defined in Section 7.8.

“Issuing Lender”: JPMorgan Chase Bank, N.A. or any affiliate thereof, in its capacity as issuer of any Letter of Credit, and any other Lender selected by the Borrower to be an Issuing Lender with the consent of the Administrative Agent and such Lender, in such capacity.

“L/C Commitment”: $20,000,000.

“L/C Exposure”: at any time, the total L/C Obligations. The L/C Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total L/C Exposure at such time.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.

“Lead Arrangers”: J.P. Morgan Securities LLC and Jefferies Finance LLC, in their capacities as joint lead arrangers of the Facilities.

“Lenders”: as defined in the preamble hereto and shall include each Term Lender, Revolving Lender, Canadian Revolving Lender and Swingline Lender; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”: as defined in Section 3.1(a).

“Lien”: with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or a lessor under any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document.

“Maintenance Capital Expenditures”: Capital Expenditures that are not New Unit Capital Expenditures.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, the Total Revolving Extensions of Credit or the Total Canadian Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility and the Canadian Revolving Facility, prior to any termination of the Revolving Commitments or the Canadian Revolving Commitments, as the case may be, the holders of more than 50% of the Total Revolving Commitments or the Total Canadian Revolving Commitments, as the case may be).

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Properties”: the real properties listed on Schedule 1.1B-1 and 1.1B-2, and any other leasehold real property held by any Loan Party with respect to which landlord consent to the granting of a leasehold mortgage thereon is obtained pursuant to Section 6.10.

“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness that is secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) or that is otherwise subject to mandatory prepayment, and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of the amount of any reserves established to fund contingent liabilities estimated in good faith to be payable and that are directly attributable to such event (as determined reasonably and in good faith by the Chief Financial Officer of the Borrower), provided, that upon any termination of any such reserve, all amounts not paid-out in connection therewith shall be deemed to be “Net Cash Proceeds” of such Asset Sale, and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds (net of any Indebtedness to be refinanced with such proceeds) received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Term Loan”: as defined in the First Amendment.

“New Unit Capital Expenditures”: Capital Expenditures related to the construction, acquisition or opening of new Units net of landlord reimbursements.

“Non-Consenting Lender”: as defined in Section 2.22(b).

“Non-Excluded Taxes”: as defined in Section 2.19(a).

“Non-U.S. Person”: as defined in Section 2.19(d).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition or assignment in bankruptcy, or the commencement of any insolvency, reorganization, plan of arrangement or like proceeding, relating to the Borrower or the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower and the Canadian Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, Reimbursement Obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower or the Canadian Borrower pursuant hereto) or otherwise.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding, however, such amounts imposed as a result of an assignment.

“Participant”: as defined in Section 10.6(c).

“PATRIOT Act”: Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107- 56.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Acquisition”: the acquisition by the Borrower (whether of stock or of substantially all of the assets of a business or business division as a going concern or by means of a merger or consolidation) of a 100% interest in any other Person, provided that all of the following conditions shall have been satisfied: (a) such other Person shall operate a similar business to that of the Borrower’s, (b) no Default or Event of Default shall have occurred and be continuing and none shall exist after giving effect thereto, (c) if the Borrower shall merge or amalgamate with such other Person, the Borrower shall be the surviving party of such merger or amalgamation, (d) if such Person shall become a Subsidiary of the Borrower, such new Subsidiary shall become a Subsidiary Guarantor pursuant to, and take all other actions required by, Section 6.9 hereof, (e) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate (such Compliance Certificate to be distributed to the Lenders by the Administrative Agent) demonstrating that, both immediately prior to and immediately after such acquisition, the Consolidated Interest Coverage Ratio calculated on a pro forma basis would be greater than 2.00:1.00 and (f) the aggregate amount expended by the Borrower and its Subsidiaries for all Permitted Acquisitions shall not exceed the sum of (i) $15,000,000 plus (ii) the then available Cumulative Credit; provided that to the extent consideration for a Permitted Acquisition consists of Capital Stock issued by Holdings or any direct or indirect parent of Holdings, the amount of such Capital Stock shall not, in any case, be counted towards the restriction in this clause (f).

“Permitted Cure Securities”: (a) any common equity security of Holdings and/or (b) any equity security of Holdings having no mandatory redemption, repurchase or similar requirements prior to 91 days after the date final payment is due on the Term Loans, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.

“Permitted Investors”: the collective reference to the Sponsor and the Control Investment Affiliates in relation thereto.

“Permitted Sale-Leaseback”: as defined in Section 7.11.

“Permitted Senior Indebtedness”: unsecured senior (or subordinated) Indebtedness of the Borrower (i) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date on which the final maturity of the Senior Notes issued on the Closing Date occurs (as in effect on the Closing Date) and (ii) the covenant, default and remedy provisions of which are not materially more restrictive, and the mandatory prepayment provisions and repurchase and redemption provisions of which are not materially more onerous or expansive in scope, taken as a whole, than those set forth in the Senior Note Indenture.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee pension benefit plan (within in the meaning of Section 3(2) of ERISA) in respect of which the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities is (or, if such plan were terminated at such time, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Grid”: the table set forth below.

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
Greater than or equal to 4.50:1.00	4.50%	3.50%
Less than 4.50:1.00 but greater than or equal to 4.00:1.00	4.25%	3.25%
Less than 4.00:1.00 but greater than or equal to 3.50:1.00	4.00%	3.00%
Less than 3.50:1.00	3.50%	2.50%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the higher rate set forth in each column of the Pricing Grid shall apply.

In addition, at all times while an Event of Default shall have occurred and be continuing, the higher rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

“Pro Forma Balance Sheet”: as defined in Section 4.1(a).

“Pro Forma Leverage Ratio”: as at the Closing Date and calculated giving effect to the Transactions on a pro forma basis, the ratio of (a) Adjusted Debt on such date to (b) Adjusted EBITDAR for the four most-recent fiscal quarters ended not less than 45 days prior to the Closing Date (it being understood that Schedule 5.1 sets forth (i) the Consolidated EBITDA and (ii) the amount to be included in Adjusted EBITDAR pursuant to clause (b) of the definition thereof, in each case, for the fiscal quarters indicated thereon for the purposes of such calculation); provided that such calculation shall be made after giving effect to the application of cash proceeds from the issuance of equity on the Closing Date (including the Equity Contribution and any amounts in excess thereof) which are utilized to permanently reduce Indebtedness (including any utilization to reduce the amount of Indebtedness outstanding under the Facilities on such date) of the Borrower.

“Pro Forma Statement of Income”: as defined in Section 4.1(a).

“Prohibited Transaction”: has the meaning assigned to such term in Section 406 of ERISA and Section 4975(f)(e) of the Code.

“Projections”: as defined in Section 6.2(c).

“Properties”: as defined in Section 4.17(a).

“Purchase Agreement”: the Stock Purchase Agreement, dated as of May 2, 2010, by and among Holdings and the seller parties thereto (together with all exhibits, schedules and disclosure letters thereto).

“Purchaser”: Dave & Buster’s Parent, Inc., a Delaware corporation, formerly known as Games Acquisition Corp.

“Qualifying IPO”: the issuance by Holdings or any direct or indirect parent of Holdings of its common Capital Stock in an underwritten primary public offering for cash (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Real Estate”: all real property at any time owned or leased (as lessee or sublessee) by the Borrower or its Subsidiaries.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Refunded Swingline Loans”: as defined in Section 2.7.

“Register”: as defined in Section 10.6(b).

“Regulation S-X”: Regulation S-X of the Securities Act.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a)(i) the date occurring 365 days after such Reinvestment Event (if no binding commitment to reinvest all or a portion of the Reinvestment Deferred Amount relating to such Reinvestment Event has been entered into by such date) or (ii) the date occurring 18 calendar months after such Reinvestment Event (if a binding commitment to reinvest all or a portion of the Reinvestment Deferred Amount relating to such Reinvestment Event has been entered into within 365 days following the applicable Reinvestment Event) and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replaced Term Loans”: as defined in Section 10.1.

“Replacement Term Loans”: as defined in Section 10.1.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and (iii) the Total Canadian Revolving Commitments then in effect or, if the Canadian Revolving Commitments have been terminated, the Total Canadian Revolving Extensions of Credit then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date”: the second Canadian Business Day following each Calculation Date; provided that, in connection with any Calculation Date designated pursuant to clause (b) of the definition thereof, the applicable Reset Date shall be such Calculation Date.

“Responsible Officer”: the chief executive officer, president, chief financial officer or any vice president of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Payments”: as defined in Section 7.6.

“Revolving Commitment”: as to any Revolving Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $49,000,000.

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Lender”: each Lender (other than the Canadian Revolving Lender) that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis; provided further that, in the case of Section 2.23 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in such calculations.

“Revolving Termination Date”: June 1, 2015.

“S&P”: Standard & Poor’s Ratings Services.

“Sale-Leaseback”: as defined in Section 7.11.

“Schedule I Reference Banks”: means collectively Bank of Montreal, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Royal Bank of Canada and The Toronto-Dominion Bank and such one or more other Canadian banks identified in Schedule I to the Bank Act (Canada) as may from time to time be designated by the Administrative Agent, in consultation with the Canadian Borrower.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Securities Act”: the Securities Act of 1933, as amended.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Sellers”: Wellspring Capital Partners III, L.P., a Delaware limited partnership and HBK Main Street Investments L.P., a Delaware limited partnership.

“Senior Note Indenture”: the Indenture entered into by Holdings, the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by Holdings, the Borrower or such Subsidiaries in connection therewith.

“Senior Notes”: the senior notes of the Borrower issued pursuant to the Senior Note Indenture.

“Significant Group Member”: (i) Holdings, (ii) the Borrower, (iii) the Canadian Borrower and (iv) any of their respective Subsidiaries accounting for more than 5% of the total assets or revenues of Holdings or the Borrower on a consolidated basis; provided that the aggregate assets and revenues of Subsidiaries that are not Significant Group Members shall not exceed 5% of the total assets or revenues of Holdings or the Borrower on a consolidated basis (and the Borrower will designate in writing to the Administrative Agent from time to time the Subsidiaries that will not be treated as Significant Group Members in order to comply with the foregoing limitation).

“Single Employer Plan”: any Plan (other than a Multiemployer Plan) that is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Cash Management Agreement”: any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Guarantor and any Lender or Affiliate thereof.

“Specified Change of Control”: a “Change of Control” (or any other defined term having a similar purpose) as defined in the Senior Note Indenture.

“Specified Representations”: as defined in Section 5.2(a).

“Specified Swap Agreement”: any Swap Agreement entered into by the Borrower or any Guarantor and any Lender or Affiliate thereof in respect of interest rates.

“Sponsor”: the collective reference to Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P., Oak Hill Capital Management, LLC and OHCP GenPar III, L.P. or any of them.

“Standby Letter of Credit”: each irrevocable letter of credit pursuant to which an Issuing Bank agrees to make payments in dollars for the account of the Borrower or jointly and severally for the account of the Borrower and any of its Subsidiaries in respect of obligations of the Borrower or any of its Subsidiaries incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower or any of its Subsidiaries is or proposes to become a party in the ordinary course of the Borrower’s or any of its Subsidiaries’ business, including for insurance purposes and in connection with lease transactions.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of the total shares of stock or other ownership interests or more than 50% of ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, Controlled or held by such Person, or the management of which is otherwise Controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

“Swingline Exposure”: at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.

“Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans.

“Swingline Loans”: as defined in Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7.

“Target”: Dave & Buster’s Holdings, Inc.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $150,000,000.

“Term Lenders”: each Lender that holds a Term Commitment or that holds a Term Loan.

“Term Loan”: as defined in Section 2.1, but shall include any New Term Loan made or continued hereunder pursuant to the First Amendment on the First Amendment Effective Date.

“Term Loan Standstill Period”: as defined in Section 8.1(c).

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

“Total Canadian Revolving Commitments”: at any time, the aggregate amount of the Canadian Revolving Commitments then in effect.

“Total Canadian Revolving Extensions of Credit”: at any time, the aggregate amount of the Canadian Revolving Extensions of Credit of the Canadian Revolving Lenders outstanding at such time.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Transactions”: the Acquisition, the Equity Contribution, the borrowing of the Loans on the Closing Date, the issuance of the Senior Notes, the repayment of existing Indebtedness of Target and its Subsidiaries on or prior to the Closing Date and the payment of fees and expenses in connection with the foregoing.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan, a Eurodollar Loan, a Canadian Prime Rate Loan or a Canadian Cost of Funds Loan, as the case may be.

“Unit”: a particular restaurant and/or entertainment center at a particular location that is owned or operated by the Borrower or one of its Subsidiaries or that is operated by a franchisee of the Borrower or one of its Subsidiaries.

“United States”: the United States of America.

“USD Equivalent”: with respect to an amount of Canadian Dollars on any date, the amount of Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate in effect on such date.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Withdrawal Liability”: liability to a Multiemployer Plan as the result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA, by the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Group Member at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12. On the First Amendment Effective Date, the New Term Loans shall constitute, on the terms provided in the First Amendment, Term Loans and the Continuing Term Loans (as defined in the First Amendment) shall be ratified and confirmed as Term Loans in all respects.

2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, one Business Day prior to the anticipated Closing Date requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3 Repayment of Term Loans. The Term Loan of each Lender shall mature in 25 consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Term Loans made on the Closing Date:

Installment	Percentage
July 31, 2010	0.25%
October 31, 2010	0.25%
January 31, 2011	0.25%
April 30, 2011	0.25%
July 31, 2011	0.25%
October 31, 2011	0.25%
January 31, 2012	0.25%
April 30, 2012	0.25%
July 31, 2012	0.25%
October 31, 2012	0.25%
January 31, 2013	0.25%

Installment	Percentage
April 30, 2013	0.25%
July 31, 2013	0.25%
October 31, 2013	0.25%
January 31, 2014	0.25%
April 30, 2014	0.25%
July 31, 2014	0.25%
October 31, 2014	0.25%
January 31, 2015	0.25%
April 30, 2015	0.25%
July 31, 2015	0.25%
October 31, 2015	0.25%
January 31, 2016	0.25%
April 30, 2016	0.25%
June 1, 2016	94.00%

2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower in Dollars from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment; provided, that the aggregate amount of Revolving Loans made on the Closing Date shall not exceed $5,000,000 (which shall not include the Existing Letters of Credit which are deemed to be outstanding under this Agreement pursuant to Section 3.9). During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.4A. Canadian Revolving Commitments; Additional Revolving Loans. (a) Subject to the terms and conditions hereof, each Canadian Revolving Lender severally agrees to make (i) revolving credit loans (“Canadian Revolving Loans”) to the Canadian Borrower in Canadian Dollars and (ii) revolving credit loans (“Additional Revolving Loans”) to the Borrower in Dollars from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding (USD Equivalent) which does not exceed the amount of such Lender’s Canadian Revolving Commitment; provided, that no Canadian Revolving Loans or Additional Revolving Loans shall be made on the Closing Date. During the Revolving Commitment Period, the Canadian Borrower and the Borrower may use the Canadian Revolving Commitments by borrowing, prepaying the Canadian Revolving Loans and the Additional Revolving Loans, as the case may be, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Canadian Revolving Loans may from time to time be Canadian Prime Rate or Canadian Cost of Funds Loans, as determined by the Canadian Borrower and notified to the Administrative Agent in accordance with Sections 2.5(b) and 2.12. The Additional Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5(c) and 2.12.

(b) The Canadian Borrower shall repay all outstanding Canadian Revolving Loans on the Revolving Termination Date.

(c) The Borrower shall repay all outstanding Additional Revolving Loans on the Revolving Termination Date.

2.5 Procedure for Revolving Loan Borrowing; Currency Fluctuation Matters. (a) The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 a.m., New York City time, on the date of the proposed borrowing), specifying (A) the amount and Type of Revolving Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount); provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(b) The Canadian Borrower may borrow under the Canadian Revolving Commitments during the Revolving Commitment Period on any Canadian Business Day, provided that the Canadian Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, three Canadian Business Days prior to the requested Borrowing Date) specifying (A) the amount in Canadian Dollars and Type of Canadian Revolving Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Canadian Cost of Funds Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Canadian Revolving Loans made on the Closing Date shall initially be Canadian Prime Rate Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Canadian Revolving Loan may be made as, converted into or continued as a Canadian Cost of Funds Loan having an Interest Period in excess of 30 days prior to the date that is 30 days after the Closing Date. Each borrowing of Canadian Revolving Loans under the Canadian Revolving Commitments shall be in an amount equal to (x) in the case of Canadian Prime Rate Loans, C$100,000 or a whole multiple of C$100,000 in excess thereof (or, if the then aggregate Available Canadian Revolving Commitments are less than C$100,000, such lesser amount) and (y) in the case of Canadian Cost of Funds Loans, C$100,000 or a whole multiple of C$100,000 in excess thereof (or, if the then aggregate Available Canadian Revolving Commitments are less than C$100,000, such lesser amount). Upon receipt of any such notice from the Canadian Borrower, the Administrative Agent shall promptly notify each Canadian Revolving Lender thereof. Each Canadian Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Canadian Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Canadian Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Canadian Borrower by the Administrative Agent crediting the account of the Canadian Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Canadian Revolving Lenders and in like funds as received by the Administrative Agent.

(c) The Borrower may borrow under the Canadian Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (A) the amount and Type of Additional Revolving Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Additional Revolving Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Additional Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date. Each borrowing of Additional Revolving Loans under the Canadian Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $200,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Canadian Revolving Commitments are less than $200,000, such lesser amount) and (y) in the case of Eurodollar Loans, $200,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Canadian Revolving Commitments are less than $200,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Canadian Revolving Lender thereof. The U.S. Affiliate of each Canadian Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the U.S. Affiliate of the Canadian Revolving Lenders and in like funds as received by the Administrative Agent.

(d) With respect to each borrowing of Canadian Revolving Loans, not later than 11:00 a.m., New York City time, on the second Canadian Business Day preceding the Borrowing Date with respect to such Canadian Revolving Loan, the Administrative Agent shall determine the Exchange Rate as of such date and give notice thereof to the Canadian Borrower and the Canadian Revolving Lenders. The Exchange Rate so determined shall become effective on such Borrowing Date for the purposes of determining the availability under the Canadian Revolving Commitments (it being understood that such availability shall be calculated and determined by applying such Exchange Rate to the aggregate principal amount of Canadian Revolving Loans which are outstanding on such Borrowing Date).

(e) With respect to each borrowing of Additional Revolving Loans at a time when Canadian Revolving Loans are outstanding, not later than 11:00 a.m., New York City time, on the second Business Day preceding the Borrowing Date (or, in the case of an ABR Loan, promptly on the Borrowing Date) with respect to such Additional Revolving Loan, the Administrative Agent shall determine the Exchange Rate as of such date and give notice thereof to the Borrower and the Canadian Revolving Lenders. The Exchange Rate so determined shall become effective on such Borrowing Date for the purposes of determining the availability under the Canadian Revolving Commitments (it being understood that such availability shall be calculated and determined by applying such Exchange Rate to the aggregate principal amount of Canadian Revolving Loans which are outstanding on such Borrowing Date).

(f) Not later than 2:00 p.m., New York City time, on each Calculation Date (so long as any Canadian Revolving Loans are outstanding), the Administrative Agent shall determine the Exchange Rate as of such Calculation Date and give notice thereof to the Borrower, the Canadian Borrower and the Canadian Revolving Lenders. The Exchange Rate so determined shall become effective on the next succeeding Reset Date. If, on any Reset Date, the Total Canadian Revolving Extensions of Credit exceed an amount equal to 105% of the Total Canadian Revolving Commitments, then the Canadian Borrower and/or the Borrower, as the case may be, shall, within three Canadian Business Days (or Business Days, as applicable) after notice thereof from the Administrative Agent, or so long as no Default or Event of Default has occurred and is continuing, with respect to any Canadian Cost of Funds Loans or Eurodollar Loans to be prepaid, on the next applicable Interest Payment Date, prepay Canadian Revolving Loans and/or Additional Revolving Loans in an amount such that, after giving effect thereto, the Total Canadian Revolving Extensions of Credit do not exceed the Total Canadian Revolving Commitments (such calculation to be made using the Exchange Rate that is effective on such Reset Date); provided that any such prepayment shall be accompanied by accrued interest on the amount prepaid (except in the case of Canadian Revolving Loans that are Canadian Prime Rate Loans or Additional Revolving Loans that are ABR Loans) but shall be without premium or penalty of any kind (other than any payments required under Section 2.20).

2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

(b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 p.m., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 p.m., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding

Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8.1(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

(b) The Canadian Borrower and the Borrower, jointly and severally, agree to pay to the Administrative Agent for the account of each Canadian Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Canadian Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

(c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.9 Termination or Reduction of Revolving Commitments. (a) The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments (without any reduction of the Canadian Revolving Commitments); provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

(b) The Canadian Borrower and the Borrower shall have the right, upon not less than three Canadian Business Days’ (or Business Days’, as applicable) notice to the Administrative Agent, to terminate the Canadian Revolving Commitments or, from time to time, to reduce the amount of the Canadian Revolving Commitments (without any reduction of the Revolving Commitments); provided that no such termination or reduction of Canadian Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Revolving Loans and the Additional Revolving Loans made on the effective date thereof, the Total Canadian Revolving Extensions of Credit would exceed the Total Canadian Revolving Commitments. Any such reduction shall be in an amount equal to $100,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the Canadian Revolving Commitments then in effect.

2.10 Optional Prepayments. (a) (i) The Borrower may at any time and from time to time prepay the Loans (other than Term Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 a.m., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 a.m., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans or Additional Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans and Additional Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(ii) The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 a.m., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 a.m., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Term Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (a) accrued interest to such date on the amount prepaid and (b) any amount owed pursuant to the last sentence of this Section 2.10(a)(ii). Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. All voluntary prepayments of the Term Loans effected pursuant to this Section 2.10(a)(ii), any repricing amendment in connection with the Term Loans or any refinancing of the Term Loans, (x) on or after the First Amendment Effective Date and prior to the first anniversary of the First Amendment Effective Date shall be accompanied by a prepayment fee equal to 2.0% of the principal amount prepaid, repriced or refinanced, (y) on or after the first anniversary of the First Amendment Effective Date and prior to the second anniversary of the First Amendment Effective Date shall be accompanied by a prepayment fee equal to 1.0% of the principal amount prepaid, repriced or refinanced and (z) on or after the second anniversary of the Closing Date shall be prepaid, repriced or refinanced without penalty.

(b) The Canadian Borrower may at any time and from time to time prepay the Canadian Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 a.m., New York City time, three Canadian Business Days prior thereto, in the case of Canadian Cost of Funds Loans, and no later than 11:00 a.m., New York City time, one Canadian Business Day prior thereto, in the case of Canadian Prime Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Canadian Cost of Funds Loans or Canadian Prime Rate Loans; provided, that if a Canadian Cost of Funds Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Canadian Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify the Canadian Revolving Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Canadian Revolving Loans that are Canadian Prime Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Canadian Revolving Loans shall be in an aggregate principal amount of C$100,000 or a whole multiple of C$100,000 in excess thereof.

2.11 Mandatory Prepayments. (a) If any Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2, other than paragraph (g) thereof), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.11(d).

(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within three (3) Business Days of such date toward the prepayment of the Term Loans as set forth in Section 2.11(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $15,000,000 in any Fiscal Year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.11(d).

(c) If, for any Fiscal Year of the Borrower commencing with the Fiscal Year ending January 29, 2012 there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date (as defined below), apply an amount (the “ECF Application Amount”) equal to (i)(A) such Excess Cash Flow multiplied by (B) the relevant ECF Percentage minus (ii) the aggregate amount of all prepayments of Revolving Loans, Canadian Revolving Loans, Additional Revolving Loans and Swingline Loans during such Fiscal Year (or during the current Fiscal Year but prior to the relevant Excess Cash Flow Application Date, in which case such amount shall not be deducted in any subsequent calculation of Excess Cash Flow) to the extent accompanying permanent optional reductions of the Revolving Commitments, or the Canadian Revolving Commitments, as the case may be, and all optional prepayments of the Term Loans during such Fiscal Year (or during the current Fiscal Year but prior to the relevant Excess Cash Flow Application Date, in which case such amount shall not be deducted in any subsequent calculation of Excess Cash Flow), toward the prepayment of the Term Loans as set forth in Section 2.11(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the Fiscal Year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d) Amounts to be applied in connection with prepayments made pursuant to Section 2.11 shall be applied to the prepayment of the Term Loans in accordance with Section 2.17(b). The application of any prepayment pursuant to Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 a.m., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 a.m., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(c) The Canadian Borrower may elect from time to time to convert Canadian Cost of Funds Loans to Canadian Prime Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 a.m., New York City time, on the Canadian Business Day preceding the proposed conversion date, provided that any such conversion of Canadian Cost of Funds Loans may only be made on the last day of an Interest Period with respect thereto. The Canadian Borrower may elect from time to time to convert Canadian Prime Rate Loans to Canadian Cost of Funds Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 a.m., New York City time, on the third Canadian Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no Canadian Prime Rate Loan may be converted into a Canadian Cost of Funds Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of the Canadian Revolving Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(d) Any Canadian Cost of Funds Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Canadian Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Canadian Cost of Funds Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of the Canadian Revolving Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Canadian Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Canadian Prime Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on Eurodollar Tranches and CCOF Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans or Canadian Cost of Funds Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of (i) the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (ii) the Canadian Cost of Funds Loans comprising each CCOF Tranche shall be equal to C$100,000 or a whole multiple of C$100,000 in excess thereof and (b) no more than ten Eurodollar Tranches and two CCOF Tranches shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) Each Canadian Revolving Loan that is a Canadian Prime Rate Loan shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin.

(d) Each Canadian Revolving Loan that is a Canadian Cost of Funds Loan shall bear interest at a rate per annum equal to the Canadian Cost of Funds Rate plus the Applicable Margin.

(e) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans or Canadian Prime Rate Loans, as the case may be, under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(f) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate and Canadian Prime Rate Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Canadian Borrower, as the case may be, and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a) or Section 2.14(d).

(c) Wherever interest is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation, for the purposes of the Interest Act (Canada) is equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of that calculation.

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower and the Canadian Borrower, as the case may be, in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Canadian Cost of Funds Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate or the Canadian Cost of Funds Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower or the Canadian Borrower, as the case may be, and the relevant Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans or Canadian Cost of Funds Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans or Canadian Prime Rate Loans, respectively, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans or Canadian Cost of Funds Loans shall be continued as ABR Loans or Canadian Prime Rate Loans, as the case may be, and (z) any outstanding Eurodollar Loans or Canadian Cost of Funds Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans or Canadian Prime Rate Loans, respectively. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Canadian Cost of Funds Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower or the Canadian Borrower, as the case may be, have the right to convert Loans under the relevant Facility to Eurodollar Loans or Canadian Cost of Funds Loans, as the case may be.

2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower or the Canadian Borrower, as the case may be, from the Lenders hereunder, each payment by the Borrower or the Canadian Borrower, as the case may be, on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages, Revolving Percentages or Canadian Revolving Percentages, as the case may be, of the relevant Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans made pursuant to Section 2.10(a) shall be applied to reduce the then remaining installments of the Term Loans, as directed by the Borrower. The amount of each principal prepayment of the Term Loans made pursuant to Section 2.11 shall be applied, first, to reduce the scheduled installments of the Term Loans occurring within the next 12 months in the direct order of maturity and, second, to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrower or the Canadian Borrower, respectively, on account of principal of and interest on the Revolving Loans, the Canadian Revolving Loans and the Additional Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans, the Canadian Revolving Loans and the Additional Revolving Loans then held by the Revolving Lenders and the Canadian Revolving Lenders, respectively.

(d) All payments (including prepayments) to be made by the Borrower or the Canadian Borrower, as the case may be, hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in Dollars or Canadian Dollars, as the case may be, and in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans or Canadian Cost of Funds Loans) becomes due and payable on a day other than a Business Day or a Canadian Business Day, as the case may be, such payment shall be extended to the next succeeding Business Day or Canadian Business Day, as the case may be. If any payment on a Eurodollar Loan or Canadian Cost of Funds Loan becomes due and payable on a day other than a Business Day or a Canadian Business Day, as the case may be, the maturity thereof shall be extended to the next succeeding Business Day or Canadian Business Day, as the case may be, unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day or Canadian Business Day, as the case may be. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the Canadian Borrower, as the case may be, a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans or Canadian Prime Rate Loans, as the case may be, under the relevant Facility, on demand, from the Borrower or the Canadian Borrower, as the case may be.

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower or the Canadian Borrower prior to the date of any payment due to be made by the Borrower or the Canadian Borrower hereunder that the Borrower or the Canadian Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower or the Canadian Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower or the Canadian Borrower within three Business Days or Canadian Business Days, as the case may be, after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower or the Canadian Borrower.

2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax on its capital reserves with respect to this Agreement, any Loan, any Letter of Credit or any Note made by it, (except for Non-Excluded Taxes or Excluded Taxes covered by Section 2.19);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate or the Canadian Cost of Funds Rate; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Canadian Cost of Funds Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower or the Canadian Borrower, as the case may be, shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower or the Canadian Borrower, as the case may be, (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower or the Canadian Borrower, as the case may be, (with a copy to the Administrative Agent) of a written request therefor, the Borrower or the Canadian Borrower, as the case may be, shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower or the Canadian Borrower, as the case may be, (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower or the Canadian Borrower, as the case may be, shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower or the Canadian Borrower, as the case may be, of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower or the Canadian Borrower, as the case may be, pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Taxes. (a) Each payment made by or on behalf of any Loan Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income, branch profit and franchise taxes imposed on (or measured by) the net income or net profits of the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and any United States withholding taxes imposed by reason of Section 1471 or Section 1472 of the Code other than by reason of a change in law imposed after the date hereof (“Excluded Taxes”); provided that if any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender, the amounts so payable to the Administrative Agent or such Lender by the applicable Loan Party shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided further, however, that the applicable Loan Party shall not be required to increase any such amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to the Administrative Agent’s or such Lender’s failure to comply with the requirements of paragraph (d), (e) or (i), where applicable, of this Section 2.19, (ii) that are United States withholding taxes imposed on amounts payable to the Administrative Agent or such Lender at the time the Administrative Agent or such Lender becomes a party to this Agreement except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or the Canadian Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph, or, (iii) that are United States withholding taxes imposed on amounts payable to the Administrative Agent or such Lender at the time the Administrative Agent or such Lender changes its lending office or other jurisdiction in which it receives payments from the Borrower or the Canadian Borrower (other than in accordance with Section 2.21) except to the extent that the Administrative Agent or such Lender was entitled, prior to the change in lending office, to receive additional amounts from the Borrower or the Canadian Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Borrower and the Canadian Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower or the Canadian Borrower, as promptly as possible thereafter the Borrower or the Canadian Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a copy (or, if reasonably available, a certified copy) of an original official receipt received by the Borrower or the Canadian Borrower showing payment thereof. If (i) the Borrower or the Canadian Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or (ii) the Borrower or the Canadian Borrower fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the Borrower or the Canadian Borrower shall indemnify the Administrative Agent and the Lenders for such amounts and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure in the case of (i) or (ii), or any direct imposition, in the case of (iii).

(d) Any Lender that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments hereunder shall, to the extent it is legally entitled to do so, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law or as reasonable requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding (including any documentation necessary to prevent withholding under Section 1471 or Section 1472 of the Code). Each Lender and Administrative Agent that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Person”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Borrower and the Lender from which the related participation shall have been purchased) two true, accurate and complete originals (together with any applicable underlying IRS forms) of either U.S. Internal Revenue Service Form W-8BEN, W-8IMY, W-8EXP, W-8ECI or any subsequent versions thereof or successors thereto or, in the case of a Non-U.S. Person claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Person claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Person on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Non-U.S. Person shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Person. Each Non-U.S. Person shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Person shall not be required to deliver any form pursuant to this Section that such Non-U.S. Person is not legally able to deliver.

(e) A Lender or Administrative Agent that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower or the Canadian Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower or the Canadian Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Canadian Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender or Administrative Agent is legally entitled to complete, execute and deliver such documentation and in such Lender’s or Administrative Agent’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender or Administrative Agent.

(f) Each Lender shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(g) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or the Canadian Borrower or with respect to which the Borrower or the Canadian Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower or the Canadian Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or the Canadian Borrower under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower and the Canadian Borrower, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrower or the Canadian Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower, the Canadian Borrower or any other Person.

(h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i) Each Lender, other than a Non-U.S. Person, and Administrative Agent (other than Persons that are corporations or otherwise exempt from United States backup withholding tax), shall deliver at the time(s) and in the manner(s) prescribed by applicable law, to the Borrower, the Canadian Borrower and Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased with copies to the Borrower and the Canadian Borrower), as applicable, a properly completed and duly executed U.S. Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, certifying under penalty of perjury that such Person is exempt from United States backup withholding tax on payments made hereunder.

2.20 Indemnity. Each of the Borrower and the Canadian Borrower agrees, jointly and severally, to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower or the Canadian Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Canadian Cost of Funds Loans, as the case may be, after the Borrower or the Canadian Borrower, as the case may be, has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower or the Canadian Borrower in making any prepayment of or conversion from Eurodollar Loans or Canadian Cost of Funds Loans, as the case may be, after the Borrower or the Canadian Borrower, as the case may be, has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or Canadian Cost of Funds Loans, as the case may be, on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower or the Canadian Borrower, as the case may be, by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower or the Canadian Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the Canadian Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22 Replacement of Lenders. (a) Each of the Borrower and the Canadian Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (ii) becomes a Defaulting Lender, with a replacement financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (D) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (E) the Borrower or the Canadian Borrower, as the case may be, shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan or Canadian Cost of Funds Loan, as the case may be, owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (F) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (G) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower or the Canadian Borrower, as the case may be, shall be obligated to pay the registration and processing fee referred to therein), (H) until such time as such replacement shall be consummated, the Borrower or the Canadian Borrower, as the case may be, shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrower or the Canadian Borrower, as the case may be, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment or waiver which pursuant to the terms of Section 10.1 requires the consent of all Lenders or of all Lenders directly affected thereby and with respect to which the Required Lenders shall have granted their consent, then the Borrower or the Canadian Borrower, as the case may be, shall be permitted to replace such Non-Consenting Lender (unless such Non-Consenting Lender grants such consent); provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower or the Canadian Borrower, as the case may be, shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan or Canadian Cost of Funds Loan, as the case may be, owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower or the Canadian Borrower, as the case may be, shall be obligated to pay the registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower or the Canadian Borrower, as the case may be, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.23 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender.

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment or the Canadian Revolving Commitment (as applicable) of such Defaulting Lender pursuant to Sections 2.8(a) or 2.8(b);

(b) the Revolving Commitment, Canadian Revolving Commitment, Revolving Extensions of Credit and Canadian Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.1), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or L/C Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and L/C Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit do not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 5.2 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8.1 for so long as such L/C Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to Section 2.23(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv) if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.23(c), then the fees payable to the Lenders pursuant to Section 2.28(a) and Section 3.3(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; or

(v) if any Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to Section 2.23(c), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 3.3(a) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Lender until such L/C Exposure is cash collateralized and/or reallocated;

(d) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the

Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 10.7(a) but excluding Section 2.22(a)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender or Swingline Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Lender or Swingline Lender, to be held in such account as cash collateral for future funding obligations of the Defaulting Lender of any participating interest in any Swingline Loan or Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or an Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of L/C Obligations for which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Borrower, the Issuing Lender and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

2.24 Incremental Facilities. (a) The Borrower may, by written notice to the Administrative Agent from time to time request Incremental Term Loans in an aggregate amount not to exceed the Incremental Amount from one or more Incremental Term Lenders (which may include any existing Lender, it being understood that no existing Lender shall be required to provide any Incremental Term Loans) willing to provide such Incremental Term Loans, as the case may be, in their own discretion; provided, that each Incremental Term Lender, if not already a Lender hereunder (unless such Lender is the Sponsor or an Affiliate thereof), shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loans being requested (which shall be (1) in minimum increments of $10,000,000, or

(2) equal to the remaining Incremental Amount), (ii) the date, which shall be a Business Day, on which such Incremental Term Loans are requested to be made to become effective (the “Increased Amount Date”) pursuant to an Incremental Facility Activation Notice, (iii) whether such Incremental Term Loans are to be loans on the same terms as the outstanding Term Loans or loans with terms different from the outstanding Term Loans, (iv) the use of proceeds for such Incremental Term Loan and (v) pro forma financial statements demonstrating (A) that the Consolidated Interest Coverage Ratio calculated on a pro forma basis would be greater than 2.00:1.00 and (B) that the Consolidated Senior Secured Leverage Ratio is not greater than 2.25:1.00, in each case, after giving effect to such Incremental Term Loan and the application of the proceeds therefrom (including by giving pro forma effect to any Permitted Acquisition financed thereby) as if made and applied on the date of the most-recent financial statements of the Borrower delivered pursuant to Section 6.1.

(b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loans of such Incremental Term Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that (i) the maturity date of any Incremental Term Loan shall be no earlier than June 1, 2016, (ii) the weighted average life to maturity of any Incremental Term Loan shall be no shorter than the average life to maturity of the existing Term Facility, (iii) if the total yield (calculated for both the Incremental Term Loans and the Term Loans, including the upfront fees, any interest rate floors and any OID (as defined below but excluding any arrangement, underwriting or similar fee paid by the Borrower)) in respect of any Incremental Term Loans exceeds the total yield for the existing Term Loans (it being understood that any such increase may take the form of original issue discount (“OID”), with OID being equated to the interest rates in a manner determined by the Administrative Agent based on an assumed four-year life to maturity), the Applicable Margin for the Term Loans shall be increased so that the total yield in respect of such Incremental Term Loans is no higher than the total yield for the existing Term Loans, (iv) the Incremental Term Loans will rank pari passu with in right of payment and security with the Loans, (v) the proceeds for such Incremental Term Loan shall not be used to repurchase any subordinated Indebtedness and (vi) the other terms of the Incremental Term Loans, to the extent not consistent with those of the Term Loans, shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loans evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan may be made under this Section 2.24 unless (i) on the date on which such Loan is made or of such effectiveness, the conditions set forth in Section 5.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower and (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation to the extent (i) required by the relevant Incremental Assumption Agreement and (ii) consistent with those delivered on the Closing Date under Section 6.1 and such additional documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bring downs) as the Administrative Agent may reasonably require to assure that the Incremental Term Loans are secured by the Collateral ratably with the existing Term Loans.

SECTION 3. LETTERS OF CREDIT

3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the

Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 a.m., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter, Section 2.14(e).

3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9 Existing Letters of Credit. On the Closing Date, all Existing Letters of Credit shall be deemed to have been issued under this Agreement and shall be outstanding hereunder and subject to all provisions contained herein and shall be deemed to be Letters of Credit, and the Existing Letter of Credit Issuer shall be deemed to be the Issuing Lender with respect to each Existing Letter of Credit.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings, the Borrower and the Canadian Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender (subject to Section 5.2(a)) that:

4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at January 31, 2010 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the related pro forma consolidated statement of income of the Borrower and its consolidated Subsidiaries (the “Pro Forma Statement of Income”) for the 12-month period ending on January 31, 2010, copies of which have heretofore been furnished to each Lender, have been prepared giving effect to the Transactions as if such events had occurred as of such date (in the case of the Pro

Forma Balance Sheet) or at the beginning of the period (in the case of the other financial statements). The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at January 31, 2010, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheets of the Borrower as at February 3, 2008, February 1, 2009 and January 31, 2010, and the related consolidated statements of income and of cash flows for the Fiscal Years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective Fiscal Years then ended. The unaudited consolidated balance sheet of the Borrower as at January 31, 2010, and the related unaudited consolidated statements of income and cash flows for the twelve-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the twelve-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from January 31, 2010 to and including the date hereof, there has been no Disposition by any Group Member of any material part of its business or property.

4.2 No Change. Since January 31, 2010, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, in the case of clauses (c) and (d), to the extent that the failure to be so qualified or to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower and the Canadian Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower and the Canadian Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4 (which such consents, authorizations, filings and notices, if specified as having been obtained or made or as being in full force and effect in Schedule 4.4, have been so obtained or made or are in full force and effect) and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law in any material respect or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

4.6 Litigation. Except as disclosed in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings, the Borrower or the Canadian Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each Group Member has good, sufficient and legal title in (in the case of fee interests in real property), or a valid leasehold interest in (in the case of leasehold interests in real property), all its real property, and good title to, or a valid leasehold interest in, all its other material personal property, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. Except as disclosed on Schedule 4.9, no claim has been asserted and is pending or threatened, in writing, by any Person challenging any Intellectual Property owned or used by any Group Member, nor does Holdings, the Borrower or the Canadian Borrower know of any valid basis for any such claim. To the knowledge of Holdings, the Borrower and the Canadian Borrower, (a) the conduct of the business by each Group Member does not infringe on the rights of any Person in any material respect, and (b) each Group Member’s Intellectual Property is not being infringed by any Person in any material respect. Each Group Member takes commercially reasonable steps to maintain and protect its Intellectual Property necessary for the conduct of its business in all material respects.

4.10 Taxes. Each Group Member has filed or caused to be filed all material Federal, state, provincial and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); to the best knowledge of Holdings, the Borrower and the Canadian Borrower, no tax Lien has been filed (other than tax Liens on its property that are not yet due and payable), and, to the best knowledge of Holdings, the Borrower and the Canadian Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings, the Borrower or the Canadian Borrower, threatened; (b) to the knowledge of Holdings, the Borrower and the Canadian Borrower, hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13 ERISA. No ERISA Event has occurred during the five-year period prior to the date on which this representation is made that, when taken together with all other such ERISA Events would reasonably be expected to result in a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 158) did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by an amount that has had, or would reasonably be expected to have, a Material Adverse Effect, and, if all of the Single Employer Plans were terminated (disregarding any Single Employer Plans with surpluses), the unfunded liabilities with respect to such Single Employer Plans, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation or formation of each Subsidiary, including without limitation the Canadian Borrower, and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents or under such Subsidiaries’ existing constituent documents.

4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Loans, the Canadian Revolving Loans, the Additional Revolving Loans, the Swingline Loans and the Letters of Credit shall be used for general corporate purposes.

4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or as disclosed on Schedule 4.17:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does Holdings, the Borrower or the Canadian Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings, the Borrower and the Canadian Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, etc . No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them (as modified or supplemented by other information so furnished), for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted (when taken as a whole and after giving effect to any updates and supplements thereto) to state a material fact (known to Holdings, the Borrower or the Canadian Borrower, in the case of any document not furnished by any of them) necessary to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made or furnished, it being recognized by the Lenders that such financial information as it relates to future events are subject to significant uncertainties and contingencies and are not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein and such differences may be material or substantial. As of the date hereof, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party (other than matters of a general economic and industry specific nature) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock defined in and described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected (with respect to Intellectual Property, to the extent such perfection and priority may be achieved by filings made in the U.S. Patent and Trademark Office and the U.S. Copyright Office) Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3); provided, however, that (i) the recordation of any trademark security agreement in the U.S. Patent and Trademark Office shall occur within three (3) months of the date of the Guarantee and Collateral Agreement; (ii) the recordation of any copyright security agreement shall occur within one (1) month of the date of the Guarantee and Collateral Agreement; (iii) subsequent recordations may be necessary to perfect the security interest in issued registrations and applications for Intellectual Property acquired after the date of the Guarantee and Collateral Agreement; and (iv) certain actions may be required in order to perfect the Lien in Intellectual Property included in the Collateral which is protected under non-U.S. law.

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person. Schedule 1.1B-1 lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries and Schedule 1.1B-2 lists, as of the Closing Date, each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries where the applicable lease agreement does not require the consent of the landlord thereunder to the granting of a leasehold mortgage by the lessee thereunder. Schedule 1.1B-3 lists, as of the Closing Date, each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries where the applicable lease agreement requires the consent of the landlord thereunder to the granting of a leasehold mortgage by the lessee thereunder.

4.20 Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent (it being understood that the representation contained in this Section 4.20, when made on the Closing Date, shall be made on a consolidated basis for Holdings and its Subsidiaries, after giving effect to the Transactions).

4.21 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Documentation and the Senior Note Indenture, including any amendments, supplements or modifications with respect to any of the foregoing.

4.22 Franchise Agreements. The Borrower has delivered to the Administrative Agent true and complete copies of any franchise agreements to which the Borrower or any of its Subsidiaries is a party.

4.23 Anti-Terrorism. (a) The Borrower is not and, to the knowledge of the Borrower, none of its Affiliates is, in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the PATRIOT Act.

(b) The Borrower is not, and to the knowledge of the Borrower, no (i) agent of the Borrower (excluding any Agent, Lender, Swing Line Lender or Issuing Bank) acting directly at the request of the Borrower or (ii) Affiliate of the Borrower benefiting in any capacity in connection with the Loans is, any of the following (in each case, with respect to agents of the Borrower, as at the date of such Person acting at the request of the Borrower):

 (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

 (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

 (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or

 (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order.

(c) The Borrower does not, and to the knowledge of the Borrower, no agent of the Borrower (excluding any Agent, Lender, Swing Line Lender or Issuing Bank) acting directly at the request of the Borrower in connection with the Loans, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement or, in the case of the Lenders, an Addendum, executed and delivered by the Administrative Agent, Holdings, the Borrower, the Canadian Borrower and each Person listed on Schedules 1.1A and 1.1C, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

(b) Acquisition, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

(i) the Purchaser shall acquire Target in accordance with the Purchase Agreement and in accordance with applicable law (the “Acquisition”) (it being understood that no material provision of the Purchase Agreement shall have been amended or waived in any respect which could reasonably be considered to be materially adverse to the Lenders without the prior written consent of the Lead Arrangers);

(ii) the Purchaser shall issue to the Sponsor, the Sellers, certain members of the Borrower’s management and/or certain co-investors reasonably satisfactory to the Administrative Agent, common equity of the Purchaser in an amount equal to at least 35% of the total capitalization of Holdings and the Borrower (the “Equity Contribution”);

(iii) the Borrower shall receive, substantially concurrently with the initial extension of credit hereunder, at least $200,000,000 in aggregate gross cash proceeds from the issuance of the Senior Notes; and

(iv) (A) The Administrative Agent shall receive satisfactory evidence that the Borrower’s Credit Agreement, dated as of March 8, 2006, as amended by the first amendment dated August 17, 2006 (the “Existing Credit Agreement”), shall be terminated and all amounts thereunder shall be paid in full; and (B) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

(c) Existing Notes. The Borrower (i) shall have delivered to the trustee under the Existing Notes an irrevocable notice of redemption to be given by the trustee on the Closing Date to all holders of the Existing Notes to effect the redemption in full of all outstanding Existing Notes on the earliest possible date following the Closing Date; and (ii) shall have deposited with the trustee an amount equal to the amount that the holders of the Existing Notes are entitled to receive on the redemption date of the Existing Notes, including accrued and unpaid interest thereon to, but excluding, the redemption date.

(d) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet and Pro Forma Statement of Income and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for each fiscal quarter ended (A) after January 31, 2010 and (B) at least 45 days before the Closing Date ; provided that filing of the required financial statements on form 10-K and form 10-Q by the Borrower will satisfy such requirements.

(e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

(f) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party.

(g) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i) the legal opinion of Weil, Gotshal & Manges LLP, counsel to the Borrower, the Canadian Borrower and their Subsidiaries, substantially in the form of Exhibit F; and

(ii) the legal opinion of local counsel in each of New York, Delaware, Missouri, California, Texas, and Canada.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; provided that, in the event that items described in clause (ii) are not or cannot be provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so or without undue delay, burden or expense, the delivery of such items shall not constitute a condition precedent to the initial extensions of credit on the Closing Date, but instead shall be provided in accordance with Section 6.13.

(i) Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), and each document shall be in proper form for filing, registration or recordation; provided that, in the event that items described in this Section 5.1(i) (other than any Uniform Commercial Code financing statements) are not or cannot be provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so or without undue delay, burden or expense, the delivery of such items shall not constitute a condition precedent to the initial extension of credit on the Closing Date, but instead shall be provided in accordance with Section 6.13.

(j) Solvency Certificate. The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the transactions specified in paragraph (b) above, are Solvent.

(k) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement; provided that in the event such certificates are not or cannot be provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so or without undue delay, burden or expense, the delivery of such certificates shall not constitute a condition precedent to the initial extension of credit on the Closing Date, but instead shall be provided in accordance with Section 6.13.

(l) Pro Forma Leverage Ratio. The Pro Forma Leverage Ratio shall not exceed 5.65 to 1.0, and the Borrower shall have provided reasonably satisfactory support for such calculation, provided that the Sponsor shall have the ability to cure any shortfall with equity contributions in the same manner as provided for in Section 8.2 with respect to the Financial Condition Covenants.

(m) Ratings. The Borrower shall have received a public corporate credit rating and the Facilities shall have received a rating, in each case, from both Moody’s and S&P.

(n) Since January 31, 2010, there shall not have been any change, effect, event, occurrence, state of facts or development, that, individually or in the aggregate has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition, liabilities or results of operations of the Target and its subsidiaries, taken as a whole (a “Closing Date Material Adverse Effect”); provided that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to have a Closing Date Material Adverse Effect: (1) any change, effect, event, occurrence, state of facts or development in the financial or securities markets or the economy in general; (2) any change, effect, event, occurrence, state of facts or development in general political or business conditions (including the commencement, continuation or escalation of war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God); (3) any change, effect, event, occurrence, state of facts or development in the industries in which the Target or its subsidiaries operate in general, including prevailing interest rates, commodity markets and energy costs; (4) any change in applicable Legal Requirements, GAAP (in each case as defined in the Purchase Agreement) or other accounting standard, or authoritative interpretations thereof, after the date of the Purchase Agreement; (5) the announcement of the execution of the Purchase Agreement; (6) any change, effect, event, occurrence state of facts or development resulting from the Sellers’ (as defined in the Purchase Agreement) or the Target’s compliance with its obligations under the Purchase Agreement; or (7) any change, effect, event, occurrence, state of facts or development resulting from the Buyer’s (as defined in the Purchase Agreement) unreasonably withholding its consent following written notice from the Securityholder Representative (as defined in the Purchase Agreement) to the Buyer of such request pursuant to Section 7.1 (Conduct of Business of the Company) of the Purchase Agreement; provided, further, that, with respect to clauses (1), (2), (3) and (4), any such change, effect, event, occurrence, state of facts or development occurring after the date hereof shall not be disregarded to the extent that it disproportionately impacts the Target and its subsidiaries, taken as a whole, as compared to other similarly situated companies (by size or otherwise) operating in the principal industries and geographic areas in which the Company and its subsidiaries operate.

(o) On the Closing Date, after giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have any material Indebtedness for borrowed money other than (i) the Facilities, (ii) the Senior Notes, (iii) Closing Indebtedness (as such term is defined in the Purchase Agreement, but with it being understood that the only amounts of material indebtedness for borrowed money itemized in Schedule 1.1(a) of the Purchase Agreement outstanding after giving effect to the Transactions will be the amounts itemized under the heading “Fin Agreement (2)” thereof) and (iv) an amount equal to approximately $1,400,000, which reflects the amount payable to the Borrower’s previous owners or employees, including relating to the Founders’ Employment Agreements (as defined in the Purchase Agreement).

(p) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (it being understood that, notwithstanding the foregoing, only the making of the representations and warranties contained in Sections 4.3, 4.4, 4.11, 4.14, 4.16, 4.19 (subject, on the Closing Date to the provisos contained in each of Section 5.1(h), (i) and (k) above) and 4.20 (the “Specified Representations”) will be a condition on the Closing Date and that, to the extent that any of the representations and warranties made on the Closing Date are qualified by or subject to “Material Adverse Effect”, such representation or warranty shall be deemed to be qualified by or subject to “Closing Date Material Adverse Effect” for the purposes of any representations and warranties made or to be made on, as of, or prior to the Closing Date).

(b) No Default. No Default or Event of Default (subject, in the case of the initial extensions of credit on the Closing Date, to Section 5.2(a) above) shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) Covenant Compliance. The Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating, immediately after such extension of credit, compliance on a pro forma basis with the covenants set forth in Section 7.1 hereof (whether or not a Covenant Compliance Period is in effect).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

Holdings, the Borrower and the Canadian Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings, the Borrower and the Canadian Borrower shall and shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

(b) as soon as available, but in any event not later than 45 days (or, in the case of the first quarterly period end date following the Closing Date, not later than 75 days) after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the dates indicated (subject to normal year-end audit adjustments and the absence of footnotes); and

(c) as soon as available, but in any event not later than 30 days after the end of each monthly fiscal accounting period occurring during each Fiscal Year of the Borrower (other than the third, sixth, ninth and twelfth such monthly fiscal accounting period), financial statements of the Borrower and its Subsidiaries in a form reasonably acceptable to the Administrative Agent, prepared in accordance with GAAP, certified by a Responsible Officer as fairly presenting, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the dates indicated (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (h), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or (b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or Fiscal Year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

(c) as soon as available, and in any event no later than 45 days after the end of each Fiscal Year of the Borrower, a detailed consolidated budget for the following Fiscal Year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following Fiscal Year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income (showing quarter-by-quarter break-downs) and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such Fiscal Year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or (b), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including comparable store narrative discussion and analysis for same store sales) for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Indenture or the Acquisition Documentation;

(f) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

(g) promptly following receipt thereof, copies of any documents described in Sections 101(k) and 101(l) of ERISA that the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities may request with respect to any Multiemployer Plan; provided, that if the Borrower, the Canadian Borrower or any of their Commonly Controlled Entities have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Borrower, the Canadian Borrower and/or any of their Commonly Controlled Entities shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower or the Canadian Borrower or any of their Commonly Controlled Entities shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and

(h) promptly, such additional financial and other information as any Lender through the Administrative Agent may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature,

except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or (ii) where the amount thereof, the failure of which to make such payment, would not cause an Event of Default under Section 8.1(e).

6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability, flood and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender upon reasonable advance notice and during normal business hours to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that in the case of any discussion or meeting with the independent public accountants, only if the Borrower has been given the opportunity to participate in such discussion or meeting.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $2,500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d) the occurrence of any ERISA Event that, when taken alone or together with any other ERISA Events, would reasonably be expected to have a Material Adverse Effect;

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

(f) any amendment or modification of any material provision relating to compensation, term or advertising requirements under any franchise agreement.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8 Environmental Laws. (a) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (w) any property described in paragraph (b), (c), (d) or (e) below, (x) any property subject to a Lien expressly permitted by Section 7.3(g), (y) property acquired by any Excluded Foreign Subsidiary and (z) any property not meeting the minimum thresholds set forth in the Guarantee and Collateral Agreement) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (y) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) With respect to any leasehold property acquired after the Closing Date (other than any leasehold property acquired by any Excluded Foreign Subsidiary), promptly execute and deliver

(or, to the extent landlord consent to such leasehold Mortgage is required, use its commercially reasonable efforts to execute and deliver) a first priority leasehold Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such leasehold property, together with such documents, title insurance policies and legal opinions as the Administrative Agent shall request consistent with the provisions of Section 6.11.

(d) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

6.10 Landlord Consents. Use its commercially reasonable efforts to obtain landlord consents to the granting of a leasehold mortgage in favor of the Administrative Agent with respect to each leasehold property listed on Schedule 1.1B-3, in form and substance reasonably satisfactory to the Administrative Agent.

6.11 Mortgages. On or prior to the date that is 90 days following the Closing Date (or, in relation to a landlord consent obtained pursuant to Section 6.10 above, following the date such consent is obtained, or, in either case, such later date as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent the following with respect to each Mortgaged Property: (i) a Mortgage with respect to each such Mortgaged Property; (ii) any existing maps, plats and/or as-built surveys of such Mortgaged Properties which are in the possession of any Loan Party; (iii) a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance, in each case in form and substance reasonably satisfactory to the Administrative Agent (together with evidence that all premiums in respect of each such policy, all charges for mortgage recording taxes, and all related expenses, if any, have been paid); (iv) a “life of loan” standard flood hazard determination; (v) if such Mortgaged Property is located in a “special flood hazard area” (A) a policy of flood insurance that (1) covers such Mortgaged Property, written in an amount reasonably satisfactory to the Administrative Agent, and (B) confirmation that the Borrower has received, with respect to such Mortgaged Property, the notice required pursuant to Section 208(e)(3) of Regulation H of the Board; and (vi) a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting such Mortgaged Property.

6.12 Maintenance of Ratings. Each of Holdings and the Borrower will use commercially reasonable efforts, including, for the avoidance of doubt, the payment of the usual and customary fees and expenses of each of S&P and Moody’s, to cause (a) the Borrower to continuously have a public corporate credit rating from each of S&P and Moody’s (but not to maintain a specific rating) and (b) the Term Facility and the Revolving Facility to be continuously rated by each of S&P and Moody’s (but not to maintain a specific rating).

6.13 Post-Closing Covenants. Cause each post-closing matter identified on Schedule 6.13 to be on or before the date set forth on Schedule 6.13 with respect to such post-closing matter.

SECTION 7. NEGATIVE COVENANTS

Holdings, the Borrower and the Canadian Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings, the Borrower and the Canadian Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1 Financial Condition Covenants

(a) Consolidated Leverage Ratio. During a Covenant Compliance Period, permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
Third Quarter of Fiscal Year 2010 through First Quarter of Fiscal Year 2011	5.25:1.00
Second Quarter of Fiscal Year 2011 through Fourth Quarter of Fiscal Year 2011	5.00:1.00
First Quarter of Fiscal Year 2012	4.75:1.00
Second Quarter of Fiscal Year 2012 through Fourth Quarter of Fiscal Year 2012	4.50:1.00

First Quarter of Fiscal Year 2013	4.25:1.00
Second Quarter of Fiscal Year 2013 through Fourth Quarter of Fiscal Year 2013	4.00:1.00
First Quarter of Fiscal Year 2014	3.75:1.00
Second Quarter of Fiscal Year 2014 through Third Quarter of Fiscal Year 2014	3.50:1.00
Fourth Quarter of Fiscal Year 2014 and thereafter	3.25:100

(b) Consolidated Fixed Charge Coverage Ratio. During a Covenant Compliance Period, permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
Third Quarter of Fiscal Year 2010 through Fourth Quarter of Fiscal Year 2010	1.00:1.00
First Quarter of Fiscal Year 2011 through Fourth Quarter of Fiscal Year 2011	1.05:1.00
First Quarter of Fiscal Year 2012 through Fourth Quarter of Fiscal Year 2012	1.10:1.00
First Quarter of Fiscal Year 2013 through Fourth Quarter of Fiscal Year 2013	1.15:1.00
First Quarter of Fiscal Year 2014 through Third Quarter of Fiscal Year 2014	1.20:1.00
Fourth Quarter of Fiscal Year 2014 and thereafter	1.30:1.00

; provided, that for the purposes of determining the ratio described above for the third quarter of Fiscal Year 2010, the fourth quarter of Fiscal Year 2010 and the first quarter of Fiscal Year 2011, Consolidated Fixed Charges for the relevant period shall be deemed to equal Consolidated Fixed Charges for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

(c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, replacements, renewals or extensions thereof (without increasing the principal amount thereof or shortening the maturity thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding and any refinancings, refundings, replacements, renewals or extensions thereof (without increasing the principal amount thereof or shortening the maturity thereof);

(f) (i) Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not to exceed $200,000,000, (ii) Indebtedness of the Borrower in respect of the Senior Notes or other Permitted Senior Indebtedness in an aggregate principal amount not to exceed $50,000,000 provided that (A) the Consolidated Interest Coverage Ratio calculated on a pro forma basis would be greater than 2.00:1.00 and (B) the Consolidated Senior Secured Leverage Ratio is not greater than 2.25:1.0, in each case, after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom and (iii) Guarantee Obligations of Holdings and any Subsidiary Guarantor in respect of such Indebtedness under clauses (i) and (ii) above and any refinancings, refundings, replacements, renewals or extensions thereof (without increasing the principal amount thereof or shortening the maturity thereof) that qualifies as Permitted Senior Indebtedness;

(g) Permitted Senior Indebtedness and any refinancings, refundings, replacements, renewals or extensions thereof (without increasing the principal amount thereof or shortening the maturity thereof) to the extent the Net Cash Proceeds in respect thereof are used to prepay Term Loans pursuant to Section 2.11(a);

(h) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(i) Indebtedness in respect of Swap Agreements permitted under Section 7.12;

(j) Indebtedness of any Excluded Foreign Subsidiary to the Borrower or any Subsidiary of the Borrower, provided that all such intercompany Indebtedness shall be subordinated to the Obligations on terms satisfactory to the Administrative Agent and shall be in an aggregate principal amount not to exceed $1,000,000;

(k) Indebtedness consisting of Guarantee Obligations of any Indebtedness of the Borrower or any of its Subsidiaries otherwise permitted to be incurred pursuant to this Section 7.2;

(l) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower following the Closing Date, which Indebtedness is in existence at the time such Person becomes a Subsidiary and is not created in connection with or in contemplation of such Person becoming a Subsidiary; provided that the aggregate principal amount of all such Indebtedness in the aggregate shall not exceed $5,000,000 at any time outstanding (and any refinancings, refundings, replacements, renewals or extensions thereof (without increasing the principal amount thereof or shortening the maturity thereof));

(m) Indebtedness consisting of obligations to employees, directors and consultants of Holdings (or any direct or indirect parent of Holdings that exists for the sole purpose of being a direct or indirect holding company of Holdings to the extent attributable to the operation of Holdings and its Subsidiaries), the Borrower or its Subsidiaries in respect of stock ownership or stock option plans to the extent that such obligations are permitted under Section 7.6;

(n) Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, provided such Indebtedness is not overdue;

(o) Indebtedness arising from agreements of Holdings, the Borrower or any Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or similar obligations (including payments in relation to escrow or holdback obligations or, solely pursuant to clause (ii) below, tax benefit obligations), in each case, incurred or assumed (i) in connection with the disposition of any business, assets or Capital Stock or (ii) in connection with the Acquisition Documentation (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents);

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(q) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $20,000,000 at any one time outstanding;

(r) Indebtedness arising under Card Programs, provided that the aggregate outstanding amount of such Indebtedness shall not exceed $5,000,000 at any time; and

(s) additional unsecured Indebtedness of Borrower and its Restricted Subsidiaries; provided, that (i) both immediately prior and after giving effect thereto, (A) no Event of Default shall exist or result therefrom and (B) (x) the Consolidated Interest Coverage Ratio would be greater than 2.00:1.00 and (y) the Consolidated Senior Secured Leverage Ratio would not be greater than 2.25:1.00, in each case, calculated on a pro forma basis (as if such Indebtedness (and any Investment (or similar transaction) consummated in connection with the incurrence of such Indebtedness) had been incurred, or had occurred, as the case may be, on the first day of the most recently completed period of four consecutive fiscal quarters of the Borrower and its consolidated Subsidiaries ending on or prior to such date), (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, June 1, 2016, and (iii) such Indebtedness has other terms and conditions that are market terms on the date of incurrence (as determined in good faith by the Borrower).

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes not yet due and payable or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and other encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

(f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such assets at the time of such acquisition, including transaction costs incurred in connection with such acquisition and (iv) the amount of Indebtedness secured thereby is not increased;

(h) Liens created pursuant to the Security Documents;

(i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(j) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(k) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);

(l) non-exclusive licenses or sublicenses of Intellectual Property granted by the Borrower or any of its Subsidiaries in the ordinary course of business consistent with past practice and not interfering in any respect with the ordinary conduct of the business of the Borrower or such Subsidiary;

(m) bankers liens and rights of set-off with respect to customary depositary arrangements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(n) Liens securing Indebtedness permitted under Section 7.2(l); provided that (i) such Liens are not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) such Liens do not apply to any other property of the Borrower or any of its Subsidiaries, and (iii) such Liens secure only those obligations secured by such Liens on the date such Person becomes a Subsidiary;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $2,000,000 at any one time;

(q) Liens securing Swap Agreements permitted under Section 7.12 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time;

(r) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time; and

(s) Liens on property or assets of Excluded Foreign Subsidiaries securing Indebtedness and other obligations of Excluded Foreign Subsidiaries that are incurred under Section 7.2 in an aggregate principal amount outstanding at any one time not to exceed $10,000,000.

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) (i) any Subsidiary of the Borrower (other than the Canadian Borrower) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation) and (ii) any Excluded Foreign Subsidiary (other than the Canadian Borrower) may be merged or consolidated with or into any other Excluded Foreign Subsidiary;

(b) (i) any Subsidiary of the Borrower (other than the Canadian Borrower) may Dispose of any or all of its assets (x) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (y) pursuant to a Disposition permitted by Section 7.5 and (ii) any Excluded Foreign Subsidiary (other than the Canadian Borrower) may Dispose of any or all of its assets to any other Excluded Foreign Subsidiary;

(c) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation; and

(d) the Acquisition may be consummated.

7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of damaged, obsolete, surplus or worn out property in the ordinary course of business;

(b) the sale of inventory or the licensing of Intellectual Property or other general intangibles in connection with franchise agreements in the ordinary course of business;

(c) Dispositions permitted by clause (i)(x) or clause (ii) of Section 7.4(b);

(d) the sale or issuance of the Borrower’s or any Subsidiary’s Capital Stock to Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor;

(e) cash and Cash Equivalents;

(f) Permitted Sale-Leasebacks to the extent the Net Cash Proceeds in respect thereof are used to prepay Term Loans pursuant to Section 2.11(b);

(g) Dispositions to the Borrower or any of its Subsidiaries; provided that any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 7.10;

(h) Dispositions constituting Investments permitted under Section 7.8;

(i) Dispositions of assets in a single or series of related transaction not constituting an Asset Sale; and

(j) the Disposition of other property or a series of related Dispositions of property having a book value not to exceed $15,000,000 in the aggregate for any Fiscal Year of the Borrower.

7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor and, on a pro rata basis, to its equity holders (with respect to any non-Wholly Owned Subsidiary);

(b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings, and Holdings may pay dividends to its direct or indirect parent that exists for the sole purpose of being a direct or indirect holding company of Holdings, to: (i) purchase its own common stock or common stock options from present or former officers, directors, consultants or employees of such Person upon the death, disability or termination of employment of such officer, director, consultant or employee or make payments to present or former officers, directors, consultants or employees of such Person in respect of stock ownership or stock option plans, provided, that the aggregate amount of payments under this clause (i) after the date hereof (net of any proceeds received by Holdings (or any such direct or indirect parent of Holdings) and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $2,500,000 in the aggregate for any Fiscal Year of the Borrower; and (ii) pay amounts expressly permitted by Section 7.10(b) below; and

(c) the Borrower may pay dividends to Holdings and Holdings may pay dividends to its direct or indirect parent that exists for the sole purpose of being a direct or indirect holding company of Holdings, to pay: (i) corporate overhead expenses incurred in the ordinary course of business not to exceed (A) $1,000,000 prior to a Qualifying IPO and (B) $2,000,000 on or following a Qualifying IPO, in each case in any Fiscal Year, (ii) any taxes that are due and payable by Holdings (or any such direct or indirect parent of Holdings) as a result of being part of a consolidated, combined or unitary tax group with the Borrower, or (iii) amounts contemplated by Section 7.2(o).

7.7 Capital Expenditures. Make or commit to make any initial New Unit Capital Expenditure at any time that (a) the aggregate Available Revolving Commitments is less than $15,000,000 and (b) the Consolidated Leverage Ratio as at the last day of the period of four consecutive fiscal quarters most recently ended for which the Borrower has delivered a Compliance Certificate is greater than the Incurrence Ratio; provided that the restrictions contained in this Section 7.7 shall not apply to initial New Unit Capital Expenditures comprised of the then available Cumulative Credit that is attributable to clause (a)(ii) of the definition of “Cumulative Credit” that the Borrower chooses to apply to an initial New Unit Capital Expenditure.

7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in cash and Cash Equivalents;

(c) Guarantee Obligations permitted by Section 7.2;

(d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,500,000 at any one time outstanding;

(e) the Acquisition;

(f) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(g) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such Investment, is a Wholly Owned Subsidiary Guarantor, or upon the making of such Investment or if as a result of such Investment, such Person becomes a Wholly Owned Subsidiary Guarantor, or such Person is merged into or consolidated with or transfers all or substantially all of its assets to the Borrower or any Wholly Owned Subsidiary Guarantor;

(h) intercompany loans to any Excluded Foreign Subsidiary to the extent permitted under Section 7.2(j);

(i) Capital Expenditures permitted by Section 7.7;

(j) Investments existing as of the Closing Date and listed on Schedule 7.8(j);

(k) Investments in Swap Agreements permitted under Section 7.12;

(l) Permitted Acquisitions;

(m) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary of the Borrower or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(n) Investments made as a result of the receipt of non-cash consideration from a Disposition of property that was made pursuant to and in compliance with Section 7.5;

(o) Investments in or by any Foreign Subsidiary in an aggregate amount at the time of such Investments not to exceed $10,000,000 outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(p) Investments by the Borrower or any Subsidiary in an amount not to exceed the then available Cumulative Credit; and

(q) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $10,000,000 during the term of this Agreement.

7.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Notes or any Permitted Senior Indebtedness; provided that the Borrower may:

(i) make prepayments in connection with any refinancing, refunding, replacement, renewal or extension of the Senior Notes or any Permitted Senior Indebtedness permitted under Section 7.2 (in each case, without increasing the principal amount thereof or shortening the maturity thereof),

(ii) prepay, repurchase or redeem Senior Notes and Permitted Senior Indebtedness in an aggregate amount not to exceed $15,000,000 so long as (x) no such repurchase or redemption is made with the proceeds of Revolving Loans, Canadian Revolving Loans or Additional Revolving Loans and (y) after giving pro forma effect to such repurchase or redemption, the Consolidated Interest Coverage Ratio calculated on a pro forma basis would be greater than 2.00:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.1, and

(iii) in addition to as permitted in clause (ii) above, prepay, repurchase or redeem up to 40% of the original principal amount of the Senior Notes (calculated after giving effect to the issuance of any additional Senior Notes) (any such prepayment, repurchase or redemption pursuant solely to this clause (iii), a “Note Prepayment”) with the Net Cash Proceeds of one or more equity offerings, issuances or sales of Capital Stock issued by the Borrower or Holdings, in each case on and subject to the terms set out in the Senior Note Indenture, provided that, with respect to any such Note Prepayment (I) after the aggregate of all Note Prepayments exceed $50,000,000 of principal amount of Senior Notes or (II) that would result in the aggregate of all Note Prepayments exceeding $50,000,000 of principal amount of Senior Notes, the Borrower shall first make an offer (an “Offer”) to the Term Lenders to repurchase and cancel the Term Loans (x) in the case of a Note Prepayment described in clause (I) above, in the amount of such intended Note Prepayment or (y) in the case of a Note Prepayment described in clause (II) above, in the amount by which such intended Note Prepayment would cause the aggregate of all Note Prepayments to exceed $50,000,000 (such Term Loans, the “Offer Loans”), and in connection therewith (A) the Borrower shall deliver a notice of such Offer to the Administrative Agent and all Term Lenders no later than 12:00 noon New York City time at least five Business Days in advance of a proposed consummation date of such Offer indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of such Offer; (B) the Borrower shall hold such Offer open for a minimum period of two Business Days; (C) a Term Lender who elects to participate in the Offer may choose to sell all or part of such Term Lender’s Offer Loans; and (D) such Offer shall be made to Term Lenders on a pro rata basis in accordance with the respective principal amount then due and owing to the Term Lenders; provided, that: (1) if any Term Lender elects not to participate in the Offer, either in whole or in part, the amount of such Term Lender’s Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to each Term Lender tendering Offer Loans; and (2) an amount equal to the excess of (x) the Net Cash Proceeds of the relevant equity offerings, issuances or sales of Capital Stock over (y) the amount required to repurchase and cancel Offer Loans from participating Term Lenders in accordance with the Offer, may be applied by the Borrower or Holdings to such Note Prepayment without any further Offer being required; or

(b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or any Permitted Senior Indebtedness (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee).

7.10 Transactions with Affiliates

(a) Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the relevant Group Member, and (iii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

(b) Notwithstanding paragraph (a) above, Holdings, the Borrower and its Subsidiaries may (i) pay to the Sponsor and its Control Investment Affiliates fees and expenses pursuant to a reimbursement agreement approved by the board of directors of the Borrower in an aggregate amount not to exceed in any Fiscal Year of the Borrower $750,000 plus other fees or expenses incurred by the Sponsor or its Affiliates in connection with the procurement of insurance and/or goods and services by such Person on behalf of the Borrower or its Subsidiaries as permitted by such reimbursement agreement, (ii) pay reasonable and customary fees and expenses to members of the Board of Directors of Holdings (or any direct or indirect parent of Holdings that exists for the sole purpose of being a direct or indirect holding company of Holdings), to the extent attributable to the operation of Holdings, the Borrower and its Subsidiaries, (iii) make loans and advances to non-executive employees in the ordinary course of business to the extent permitted as a permitted Investment under Section 7.8(d), (iv) consummate the transactions set forth on Schedule 7.10 and (v) pay amounts to the Sellers and their affiliates on the Closing Date under the Acquisition Documentation in accordance with Section 7.2(o)(ii) above.

7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member (a “Sale-Leaseback”); provided that, so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any Subsidiary of the Borrower may enter into a Sale-Leaseback with respect to any Unit which commences operations after the Closing Date (regardless of when the Real Estate on which such Unit is located was acquired) or any fee or leasehold interest in Real Estate acquired after the Closing Date if (a) the terms of the sale as such are comparable to terms which could be obtained in an arm’s-length sale among unaffiliated parties not involving a Sale-Leaseback transaction, (b) the terms of the lease as such are comparable to terms which could be obtained in an arm’s-length commercial operating lease among unaffiliated parties and (c) the Net Cash Proceeds in respect thereof are used to prepay Term Loans pursuant to Section 2.11(b) and, provided further that, assuming that such Sale-Leaseback (and any repayment of Indebtedness in conjunction therewith) had occurred immediately prior to the period of four consecutive fiscal quarters most recently ended, the Consolidated Interest Coverage Ratio calculated on a pro forma basis would be greater than 2.00:1.00 after giving effect to such Sale-Leaseback (any such Sale-Leaseback referred to herein, a “Permitted Sale-Leaseback”).

7.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock or the Senior Notes) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

7.13 Changes in Fiscal Periods. Permit the Fiscal Year of the Borrower to end on a day other than the Sunday after the Saturday closest to January 31 of each calendar year or change the Borrower’s method of determining fiscal quarters. The term “Fiscal Year XXXX”, where “XXXX” is a calendar year, shall refer to the Fiscal Year of the Borrower beginning during such calendar year.

7.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) the Senior Notes Indenture, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions contained in any agreement that has been entered into in connection with a Disposition of assets permitted under Section 7.5, (e) customary anti-assignment provisions contained in leases and licensing agreements entered into in the ordinary course of business, if required by such lessor or licensor and (f) in the case of a joint venture that becomes a Subsidiary following the Closing Date, restrictions in such Person’s organizational documents or pursuant to any joint venture agreement or stockholders’ agreements that solely affect the Capital Stock of or property held in such Person.

7.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or the Senior Notes Indenture, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, or (iii) any customary provisions in joint venture agreements relating to joint ventures and other similar agreements entered into in the ordinary course of business (and in the case of a joint venture that becomes a Subsidiary following the Closing Date, restrictions in such Person’s organizational documents or pursuant to any joint venture agreement or stockholders’ agreements solely to the extent of the Capital Stock of or property held in such Person) that solely affect the relevant joint venture and any customary encumbrances or restrictions on any Foreign Subsidiary pursuant to Indebtedness incurred by such Foreign Subsidiary that solely affect such Foreign Subsidiary.

7.16 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.

7.17 Amendments to Acquisition Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

7.18 Franchises. Enter into any franchise agreement pursuant to which the Borrower or any of its Subsidiaries is prohibited from pledging or otherwise assigning its rights under such franchise agreement, including its right to receive any franchise fees or other fees or amounts paid to the Borrower or such Subsidiary thereunder.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. If any of the following events shall occur and be continuing:

(a) the Borrower or the Canadian Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower or the Canadian Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings, the Borrower and the Canadian Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.4 and 5.6(b) of the Guarantee and Collateral Agreement; provided that a default under Section 7.1 shall not constitute an Event of Default with respect to the Term Facility or any Term Loans unless and until the Majority Facility Lenders with respect to the Revolving Facility shall have terminated their Revolving Commitments and declared all amounts under the Revolving Facility to be due and payable (such period commencing with a default under Section 7.1 and ending on the date on which the Majority Facility Lenders with respect to the Revolving Facility terminate and accelerate the Revolving Facility, the “Term Loan Standstill Period”); or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any Significant Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

(f) (i) any Significant Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, monitor, conservator or other similar official for it or for all or any substantial part of its assets, or any Significant Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Significant Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 90 days; or (iii) there shall be commenced against any Significant Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Significant Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Significant Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) the occurrence of an ERISA Event that, when taken alone or together with any other ERISA Events, would reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Significant Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) a Change of Control shall occur; or

(l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower or as permitted by this Agreement, (ii) incur, create, assume or suffer to exist any Indebtedness except (A) Indebtedness incurred pursuant to Sections 7.2(a), 7.2(f)(iii), (g), (k), (m) or (o) (B) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents to which it is a party and (C) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower or the Canadian Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable; (B) if such event is an Event of Default arising from a breach of Section 7.1, any or all of the following actions may be taken: (X) (i) with the consent of the Majority Facility Lenders with respect to the Revolving Facility, the Administrative Agent may, or upon the request of the Majority Facility Lenders with respect to the Revolving Facility, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Majority Facility Lenders with respect to the Revolving Facility, the Administrative Agent may, or upon the request of the Majority Facility Lenders with respect to the Revolving Facility, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing with respect to the Revolving Facility under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (Y) subject to the proviso in paragraph (c) above and the expiration of the Term Loan Standstill Period (if applicable), with the consent of the Majority Facility Lenders with respect to the Term Facility, the Administrative Agent may, or upon the request of the Majority Term Facility Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing with respect to the Term Facility under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (C) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower and/or the Canadian Borrower declare the Revolving Commitments and/or the Canadian Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments and/or the Canadian Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower and/or the Canadian Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

8.2 Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 8.1, in the event that the Borrower fails to comply with the requirements of any Financial Condition Covenant, until the expiration of the 15th day subsequent to the date the certificate calculating such Financial Condition Covenant is required to be delivered pursuant to Section 6.2(b) (the “Cure Date”), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right and request to the Administrative Agent to effect such recalculation, such Financial Condition Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDAR shall be increased, solely for the purpose of measuring the Financial Condition Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of all Financial Condition Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Condition Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Condition Covenants that had occurred shall be deemed cured for the purposes of this Agreement.

For the avoidance of doubt, from the date that a Permitted Investor delivers a notice to the Administrative Agent specifying its intent to exercise its Cure Right, until the expiration of the earlier of (i) the Cure Date and (ii) the date on which the Borrower shall be deemed to have satisfied the requirements of the Financial Condition Covenants as set out above, neither the Administrative Agent nor any Lender shall exercise any right to accelerate the Loans, terminate the Commitments or foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 7.1 unless the Administrative Agent is notified in writing that the payment of such Cure Amount will not be made or, by the Cure Date, Cure Amounts have been made but in an amount less than the amount necessary to cause the Loan Parties to be in compliance with the covenants set forth in Section 7.1.

(b) Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised, (c) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Condition Covenants, (d) no Indebtedness repaid with the proceeds of Permitted Cure Securities shall be deemed repaid for the purposes of calculating the ratios specified in Section 7.1(a) or (b) for the period during which such Permitted Cure Securities were issued, (e) the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any available basket under Section 7 and (f) the Cure Right may be exercised no more than five times during the term of this Agreement.

SECTION 9. THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings, the Borrower or the Canadian Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each Lender agrees that in connection with any amendment, modification, waiver or supplement of this Agreement it will, independently and without reliance upon any Agent or any other Lender, make its own credit analysis, appraisals and decisions and will not rely upon any other Lender or Agent nor owe any respsonsibility to any other Agent or Lender in connection with such analysis, appraisal or decision. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings, the Borrower or the Canadian Borrower and without limiting the obligation of Holdings, the Borrower or the Canadian Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this

Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders, the Borrower and the Canadian Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower and/or the Canadian Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Documentation Agent and Co-Syndication Agents. Neither the Documentation Agent nor the Co-Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or

Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment or Canadian Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower or the Canadian Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.17 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility adversely affected thereby; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (viii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; or (ix) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Notwithstanding anything to the contrary contained herein, any amendment, modification or waiver of any provision of Section 5.2(c), 7.1, 8.2 (and any defined terms as used therein) or any other provision to any Loan Document that has been added solely for the benefit of the Revolving Facility (as may be agreed between the Majority Facility Lenders with respect to the Revolving Facility and the Borrower) shall require the written consent of the Majority Facility Lenders with respect to the Revolving Facility (and only the Majority Facility Lenders with respect to the Revolving Facility) and each Loan Party party hereto. For the avoidance of doubt, it is understood and agreed that the Required Lenders may not, and nor shall the consent of the Required Lenders be needed to, amend, modify or waive any provision of Section 5.2(c), 7.1, 8.2 (or any defined term as used therein) or any other provision to any Loan Document that has been added solely for the benefit of the Revolving Facility (as may be agreed between the Majority Facility Lenders with respect to the Revolving Facility and the Borrower). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the Canadian Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term Loans (“Replaced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Replaced Term Loans and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing.

Finally, notwithstanding the foregoing, for all matters requiring a vote of the Lenders under this Agreement (including, without limitation, with respect to all proposed amendments, waivers and consents), the Sponsor shall vote its Loans (and shall approve, consent or reject all amendments, waivers and consents) in accord with the Required Lenders or the Majority Facility Lenders, as applicable, which for these purposes shall be calculated only with respect to the interests of Lenders other than the Sponsor (all as determined by the Administrative Agent), except where the vote relates to any of the matters set forth in (i), (ii) or (iii) of the proviso in the first paragraph of Section 10.1, in which case the Sponsor may vote its interest. The Sponsor designates the Administrative Agent as the Sponsor’s attorney-in-fact with authority to vote the Sponsor’s interest as a Lender as provided in this paragraph. All references to the Sponsor in this paragraph shall be deemed to include any Affiliate thereof.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower, the Canadian Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Holdings, Borrower and Canadian Borrower:	2481 Manana Drive Dallas, Texas 75220
Attention: Chief Financial Officer
Telecopy: 214-357-1536
Telephone: 214-357-9588 With a copy to: Oak Hill Capital Partners III, L.P. 201 Main Street Fort Worth, TX 76102 Facsimile: 817-339-7350 Attention: Corporate Counsel

Administrative Agent:

JPMorgan Chase Bank, N.A.

Loan and Agency Services

1111 Fannin Street, 10th Floor

Houston, TX 77002-6925

Attention: Lisa McCants

Telecopy: 713-750-2956

With a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Malwina Siedlinska Email:malwina.m.siedlinska@jpmorgan.com Copy of covenant compliance to: covenant.compliance@jpmorgan.com

With a copy to (if pertaining to Canadian
Revolving Loans or Canadian Borrower):

JPMorgan Chase Bank, N.A.

Loan and Agency Services

1111 Fannin Street, 10th Floor

Houston, TX 77002-6925

Attention: Carla Kinney

Telecopy: 713-374-4312

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. Each of the Borrower and the Canadian Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one outside counsel and any necessary local counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp and excise taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that neither the Borrower nor the Canadian Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each of the Borrower and the Canadian Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower or the Canadian Borrower pursuant to this Section 10.5 shall be submitted to 2481 Manana Drive, Dallas, Texas 75220 Attention: Chief Financial Officer (Telephone No. 214-357-9588) (Telecopy No. 214-357-1536), at the address of the Borrower or the Canadian Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower or the Canadian Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower and the Canadian Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or the Canadian Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees or, in the case of the Canadian Revolving Facility, to an Eligible Canadian Assignee (in each case, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; provided further, that the Borrowers shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, in each case unless such Lender, Affiliate or Approved Fund is the Sponsor or an Affiliate thereof, provided further that, in relation to an assignment of all or any portion of the Revolving Facility to an Affiliate of a Lender or an Approved Fund, the consent of the Administrative Agent shall be required but shall not be unreasonably withheld.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Term Facility and the Canadian Revolving Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

(D) after giving effect to any assignment, the aggregate amount of the Loans and Commitments held by the Sponsor and its affiliates shall not exceed $15,000,000.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the limitations and requirements of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Canadian Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Canadian Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.6(b)(iv) shall be construed so that the Term Loans and the Revolving Loans, the Canadian Revolving Loans and the Additional Revolving Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(B) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Canadian Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, each of the Borrower and the Canadian Borrower agrees that each Participant shall be entitled, through the participating Lender, to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent and subject to the same limitations and requirements of such Sections as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d), (e) and (i) as applicable and agrees, for the benefit of the Borrower and the Canadian Borrower, to comply with Section 2.19(f).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) Each of the Borrower and the Canadian Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of Holdings, the Borrower, the Canadian Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, without prior notice to Holdings, the Borrower or the Canadian Borrower, any such notice being expressly waived by Holdings, the Borrower and the Canadian Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings, the Borrower or the Canadian Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings, the Borrower or the Canadian Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower, the Canadian Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Canadian Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. Each of Holdings, the Borrower and the Canadian Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings, the Borrower or the Canadian Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. Each of Holdings, the Borrower and the Canadian Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings, the Borrower or the Canadian Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings, the Borrower and the Canadian Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower, the Canadian Borrower and the Lenders.

10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any

Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof (it being understood that the Persons to whom such disclosure is being made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Persons to whom such disclosure is being made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

10.16. WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE CANADIAN BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17 Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GAMES MERGER CORP.

By:
Name: Title:

GAMES INTERMEDIATE MERGER CORP.

By:
Name: Title:

6131646 CANADA INC.

By:
Name: Title:

JPMORGAN CHASE BANK, N.A., as Administrative
Agent and as a Lender

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as
Documentation Agent and as a Lender

By:
Name:
Title: